Exhibit 4.35
Savings and Profit Sharing Plan
for Employees of First Interstate BancSystem, Inc.
(Amended and Restated Effective January 1, 2008)
Any statements regarding tax matters made herein, including any attachments, cannot be relied upon by any person to avoid tax penalties and are not intended to be used or referred to in any marketing or promotional materials. To the extent this communication contains a tax statement or tax advice, Holland & Hart LLP does not and will not impose any limitation on disclosure of the tax treatment or tax structure of any transactions to which such tax statement or tax advice relates.
Prepared by
Phone (303) 295-8000 Fax (303) 295-8261 www.hollandhart.com
555 17th Street Suite 3200 Denver, Colorado 80202-3979 Mailing Address P.O. Box 8749 Denver, Colorado 80201-8749
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Savings and Profit Sharing Plan for Employees of
First Interstate BancSystem, Inc.
Table of Contents

ARTICLE 1. DEFINITIONS		2
1.1	Account	2
1.2	Administrator	2
1.3	After-Tax Account	2
1.4	After-Tax Contributions	2
1.5	Annual Additions	2
1.6	Average Contribution Percentage or ACP	2
1.7	Average Deferral Percentage or ADP	3
1.8	Before-Tax Account	3
1.9	Before-Tax Contributions	3
1.10	Beneficiary	3
1.11	Break in Service	3
1.12	Cash-Out Limit	3
1.13	Catch-Up Before-Tax Contributions	3
1.14	Catch-Up Roth Contributions	3
1.15	Code	4
1.16	Computation Period	4
1.17	Controlled Group	4
1.18	Date of Employment	4
1.19	Date of Reemployment	4
1.20	Death	4
1.21	Disability	4
1.22	Distribution Calendar Year	4
1.23	Distribution Date	4
1.24	Effective Date	5
1.25	Elective Deferrals	5
1.26	Employee	5
1.27	Employer	5
1.28	ERISA	5
1.29	Excess Aggregate Contributions	5
1.30	Excess Deferrals	5
1.31	Five Taxable Year Period	5
1.32	Highly Compensated Employee	5
1.33	Hour of Service	6
1.34	Investment Fund	7
1.35	Leave of Absence	7
1.36	Life Expectancy	7
1.37	Limitation Year	7
1.38	Matching Account	7
1.39	Matching Contributions	7

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1.40	Non-Highly Compensated Employee	7
1.41	Participant	7
1.42	Period of Military Duty	7
1.43	Plan	8
1.44	Plan Compensation	8
1.45	Plan Year	8
1.46	Profit Sharing Account	8
1.47	Profit Sharing Contributions	8
1.48	Qualified Matching Contributions or QMACs	8
1.49	QMAC Account	8
1.50	Qualified Distribution	8
1.51	Qualified Nonelective Contributions or QNECs	9
1.52	QNEC Account	9
1.53	Regulation	9
1.54	Required Beginning Date	9
1.55	Retirement	9
1.56	Retirement Age	9
1.57	Rollover Account	9
1.58	Rollover Contributions	9
1.59	Roth Account	9
1.60	Roth Contributions	9
1.61	Roth Rollover Account	10
1.62	Section 415 Compensation	10
1.63	Sponsor	10
1.64	Spouse	10
1.65	Stock	10
1.66	Stock Fund	10
1.67	Trust Agreement	10
1.68	Trustee	11
1.69	Trust Fund	11
1.70	Valuation Date	11
1.71	Year of Service	11

ARTICLE 2. ELIGIBILITY AND PARTICIPATION		12
2.1	Eligibility	12
2.2	Reinstatement of Participation	12
2.3	Termination of Participation	13

ARTICLE 3. SERVICE AND VESTING		14
3.1	Service Counting Method	14
3.2	Service with Related Employers	14
3.3	Vested Benefits	15
3.4	Reinstatement of Vesting Service upon Reemployment	16
3.5	Forfeitures	16
3.6	Restoration of Forfeited Amounts upon Reemployment	16
3.7	Disposition of Forfeitures	17

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ARTICLE 4. CONTRIBUTIONS		18
4.1	Elective Deferrals	18
4.2	Matching Contributions	19
4.3	Profit Sharing Contributions	19
4.4	After-Tax Contributions	20
4.5	Rollover Contributions	20
4.6	Timing of Contributions	20

ARTICLE 5. LIMITATIONS; NONDISCRIMINATION TESTS		22
5.1	Maximum Deductible Contributions	22
5.2	Elective Deferral Limit	22
5.3	Average Deferral Percentage Limitations	23
5.4	Average Contribution Percentage Limitations	25
5.5	Annual Additions Limitation	27
5.6	Incorporation by Reference to Limitations	27

ARTICLE 6. DISTRIBUTION OF PLAN BENEFITS		28
6.1	Distributable Events	28
6.2	Amount of Plan Benefits	28
6.3	Form of Distribution	28
6.4	Timing of Distributions	30
6.5	Required Minimum Distributions	30
6.6	Determination of Beneficiary	33
6.7	Rollover of Plan Distributions	35
6.8	Qualified Domestic Relations Orders	35

ARTICLE 7. LOANS		37
7.1	Authorization of Loans	37
7.2	Eligible Borrower	37
7.3	Loan Policy	37

ARTICLE 8. WITHDRAWALS		38
8.1	Hardship Withdrawals	38
8.2	Other Withdrawals	39

ARTICLE 9. INVESTMENT ELECTIONS		41
9.1	Selection of Investment Options	41
9.2	Directed Investments	41
9.3	Investment Manager	42
9.4	Valuation	42
9.5	Distribution and Withdrawals	43
9.6	Benefit Statements	43

ARTICLE 10. STOCK FUND		44
10.1	Stock Fund	44
10.2	Purchase of Shares	44

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10.3	Valuation	45
10.4	Crediting Stock to Account	45
10.5	Dividends	45
10.6	Transfers From Stock Fund	45
10.7	Distributions, Withdrawals and Loans	45
10.8	Voting	45
10.9	Tender Offers	45

ARTICLE 11. APPLICATION FOR BENEFITS		47
11.1	Applying for Benefits	47
11.2	Denial of Benefits	47
11.3	Exhaustion of Remedies; Limitation of Actions	49

ARTICLE 12. ADMINISTRATION OF THE PLAN		50
12.1	Administrator	50
12.2	Powers and Duties	50
12.3	Indemnification	50
12.4	Compensation and Expenses	50

ARTICLE 13. THE TRUST FUND		51
13.1	Trustee	51
13.2	Trust Fund	51
13.3	Reversion of Assets	51

ARTICLE 14. PLAN FIDUCIARIES		52
14.1	Fiduciaries	52
14.2	Bonding Requirements	52
14.3	Prohibited Transactions	52
14.4	Fiduciary Responsibilities	52

ARTICLE 15. TOP-HEAVY PROVISIONS		54
15.1	Top-Heavy Definitions	54
15.2	Determination of Top-Heavy Status	54
15.3	Change in Vesting Schedule	55
15.4	Minimum Contribution	55

ARTICLE 16. AMENDMENT, TERMINATION AND MERGER		57
16.1	Plan Amendment	57
16.2	Vesting Amendments	57
16.3	Plan Termination	57
16.4	Plan Merger	58

ARTICLE 17. PARTICIPATING EMPLOYERS		60
17.1	Adoption by Participating Employers	60
17.2	Participating Employer Required to Use Same Trust Agreements	60
17.3	Designation of Agent	60

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17.4	Employee Transfers	60
17.5	Participating Employer’s Contribution	60
17.6	Amendment	60
17.7	Discontinuance of Participation	60
17.8	Administrator’s Authority	61

ARTICLE 18. GENERAL PROVISIONS		62
18.1	Interpretation	62
18.2	Exclusive Benefit of Participants	62
18.3	Liability for Representations	62
18.4	Governing Law	62
18.5	Assignment and Alienation	62
18.6	Participant Rights	62
18.7	Effect on Employment Status	63
18.8	Missing Participants and Beneficiaries	63
18.9	Incapacity of Participant or Beneficiary	63
18.10	Waiver; Disclaimer	64

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Savings and Profit Sharing Plan for Employees of
First Interstate BancSystem, Inc.
(Amended and Restated Effective January 1, 2008)
Introduction
          First Interstate BancSystem, Inc., a corporation duly organized under the laws of the State of Montana and having its principal place of business in Billings, Montana (the “Sponsor”), originally established the Savings Plan for Employees of First Interstate BancSystem of Montana, Inc. (the “Savings Plan”) effective as of July 1, 1983. The Savings Plan was subsequently amended and restated effective January 1, 1987. The Employer also established the Profit Sharing Plan for Employees of First Interstate BancSystem of Montana, Inc. (the “Profit Sharing Plan”) originally effective as of January 1, 1983. The Profit Sharing Plan was subsequently amended and restated effective January 1, 1987.
          The Profit Sharing Plan was then merged into the Savings Plan, effective January 1, 1991, and the Savings Plan was renamed the “Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc.” (the “Plan”).
          The Plan is now amended and restated, effective January 1, 2008, to incorporate all amendments to the Plan since it was last restated on January 1, 2006, to incorporate a Roth 401(k) feature, and to make necessary and desirable amendments as provided or permitted by certain recent changes in the law. This amendment and restatement shall supersede all other restatements of the Plan.
          The purposes of the Plan are to enable employees to share in the profitable operations of the Sponsor and to provide a convenient way for them to save on a regular and long-term basis for retirement.

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ARTICLE 1.
DEFINITIONS
          When used in this Plan, the following capitalized terms shall have the meanings set forth below unless a different meaning is plainly required by the context:
1.1	Account means the separate account maintained for a Participant consisting of all contributions allocated to the Participant and the income, expenses, gains and losses allocated thereon. Each Participant’s Account shall consist of subaccounts reflecting the portion of the Participant’s Account balance derived from the source for which the subaccount is named, including some or all of the following: After-Tax Account, Before-Tax Account, Roth Account, Profit Sharing Account, Matching Account, QNEC Account, QMAC Account, Roth Rollover Account and Rollover Account.

1.2	Administrator means the FIBS Benefits Committee.

1.3	After-Tax Account means the individual subaccount established in the name of each Participant reflecting his or her After-Tax Contributions, and the net earnings or losses thereon.

1.4	After-Tax Contributions mean the voluntary contributions made by a Participant prior to January 1, 1989, as described in Section 4.4.

1.5	Annual Additions mean, for each Limitation Year, the sum of—
(a)	the contributions by the Employer to this Plan or any other qualified defined contribution retirement plan sponsored by the Employer that are allocated for the benefit of a Participant, including forfeitures;

(b)	Participant contributions to this Plan or to any other qualified defined contribution retirement plan sponsored by the Employer (other than contributions made pursuant to Code Section 414(v)); and

(c)	for purposes of the dollar limitation on Annual Additions, any contributions by the Employer allocated to a medical expense reimbursement account which is established under Code Section 401(h) for a Participant under any pension or annuity plan, or, in the case of a Key Employee, any contribution by the Employer allocated on his or her behalf to a separate account in a funded welfare benefit plan established for the purpose of providing post-retirement medical benefits.

(d)	Notwithstanding anything herein to the contrary, Annual Additions shall not include any investment earnings allocable to a Participant, Rollover Contributions, amounts contributed to the Plan as restorative payments or contributions of amounts previously distributed to former Employees who are reemployed.
1.6	Average Contribution Percentage or ACP means the average of the actual contribution ratios, calculated separately for each Highly Compensated Employee and each Non-Highly Compensated Employee, as the ratio of a Participant’s After-Tax Contributions and Matching

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Contributions for the applicable Plan Year (plus all or a portion of the QMACs and QNECs, if any, as determined by the Employer) to the Participant’s Section 415 Compensation.

1.7	Average Deferral Percentage or ADP means the average of the actual deferral ratios, calculated separately for each Highly Compensated Employee and each Non-Highly Compensated Employee, as the ratio of a Participant’s Before-Tax Contributions and Roth Contributions for the applicable Plan Year (plus all or a portion of the QNECs, if any, made with respect to a Participant for such year and such other amounts that are treated as Before-Tax Contributions for such year pursuant to Regulations) to the Participant’s Section 415 Compensation.

1.8	Before-Tax Account means the individual subaccount established in the name of the Participant reflecting his or her Before-Tax Contributions, and the net earnings or losses thereon.

1.9	Before-Tax Contributions mean the contributions to the Trust Fund made by the Employer on behalf of a Participant pursuant to the Participant’s deferral election under Section 4.1, which are intended to qualify as pre-tax contributions pursuant to Code Section 401(k) and shall be credited to the Participant’s Before-Tax Account.

1.10	Beneficiary means any individual, trust, estate, or other recipient properly designated by the Participant pursuant to the procedures required by the Administrator to receive Death benefits payable hereunder, on either a primary or contingent basis. For purposes of the required minimum distributions rules contained in Section 6.5, Designated Beneficiary means a Beneficiary who qualifies as a “designated beneficiary” within the meaning of Code Section 401(a)(9)(E) and the related Regulations.

1.11	Break in Service means a Plan Year in which an Employee is credited with 500 or fewer Hours of Service. An Employee incurs a Break in Service on the last day of the Plan Year in which he or she has a Break in Service.

1.12	Cash-Out Limit means $5,000, calculated as of the time of distribution, or such other maximum amount as may be determined from time to time in accordance with the Code. The value of a Participant’s vested Account for purposes of applying the Cash-Out Limit shall be determined without regard to that portion of the Account balance that is attributable to Rollover Contributions (and earnings allocable thereto). If the value of the Participant’s vested Account as so determined does not exceed the Cash-Out Limit, the Plan shall distribute the Participant’s entire vested Account in accordance with Section 6.3(a).

1.13	Catch-Up Before-Tax Contributions mean the contributions to the Trust Fund made by the Employer on behalf of a Participant under Section 4.1(d), which are intended to qualify as catch-up contributions under Code Section 414(v) and which have been designated as Before-Tax Contributions.

1.14	Catch-Up Roth Contributions mean the contributions to the Trust Fund made by the Employer on behalf of a Participant under Section 4.1(d), which are intended to qualify as catch-up contributions under Code Section 414(v) and which have been designated as Roth Contributions.

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1.15	Code means the Internal Revenue Code of 1986, as amended.

1.16	Computation Period means, for purposes of determining eligibility to participate in the Plan, the 12-consecutive month period beginning on his or her Date of Employment. Thereafter, the Employee’s Computation Period shall be calculated on a Plan Year basis, beginning with the Plan Year that includes the first anniversary of the Employee’s Date of Employment. For purposes of determining vesting service, Computation Period means the Plan Year.

1.17	Controlled Group means any group of corporations, trades or businesses, whether or not incorporated, which is either a parent-subsidiary group, a brother-sister group or a combined group within the meaning of Code Sections 414(b), (c), (m) and (o), modified for purposes of Code Section 415 only by Code Section 415(h).

1.18	Date of Employment means the date on which an Employee first performs an Hour of Service.

1.19	Date of Reemployment means the date on which an Employee first completes an Hour of Service with the Employer after a Break in Service.

1.20	Death means the Participant’s death for which a certificate or declaration of death is issued, and may include the Participant’s disappearance, as determined in the sole discretion of the Administrator.

1.21	Disability means a physical or mental injury or disease that causes an Employee to be permanently incapable of rendering satisfactory service to the Employer, as determined under the Sponsor’s long-term disability plan.

1.22	Distribution Calendar Year means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s Death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s Death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin. The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

1.23	Distribution Date means the date of distribution, which shall be as soon as administratively feasible following:
(a)	the business day coinciding with or next following the 15th day of each calendar month with regard to distributions that include amounts only attributed to Investment Funds other than from the Stock Fund; and

(b)	the business day established by the Administrator following receipt of each valuation report, to be at least as often as quarterly, for distributions that include amounts attributable to the Stock Fund.

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1.24	Effective Date means July 1, 1983. The Effective Date of this restatement shall mean January 1, 2008. The provisions of this restatement shall apply solely to an Employee who performs an Hour of Service for the Employer on or after January 1, 2008. If an earlier effective date for a provision in this restated Plan applies, the provision is effective as of the earlier effective date notwithstanding the general January 1, 2008 effective date of this restatement.

1.25	Elective Deferrals mean collectively, Before-Tax Contributions and Roth Contributions to the Trust Fund made by the Employer on behalf of a Participant in accordance with the Participant’s deferral election under Section 4.1.

1.26	Employee means any individual who is employed by the Employer, excluding:
(a)	any individual who is classified as an agent, consultant, independent contractor or self-employed individual who has entered into an agency, consulting, independent contractor or other similar arrangement with the Employer, regardless of whether such person is later determined by a court or governmental agency to have an employment relationship with the Employer;

(b)	leased employees (as defined in Code Section 414(n)); and

(c)	any individual who is a nonresident alien and who receives no earned income from the Employer that constitutes income from sources within the United States.
1.27	Employer means the Sponsor and its successors. Employer shall also include a member of the Sponsor’s Controlled Group if such member adopts the Plan in accordance with Article 17.

1.28	ERISA means the Employee Retirement Income Security Act of 1974, as amended.

1.29	Excess Aggregate Contributions mean, for any Plan Year, the excess of the aggregate Matching Contributions and forfeitures, if any, taken into account in computing the ACP of all Highly Compensated Employees for the Plan Year, over the maximum amount of such contributions permitted under the ACP test.

1.30	Excess Deferrals mean, for any Plan Year, the excess of the aggregate Elective Deferrals, QMACs, and QNECs taken into account in computing the ADP of all Highly Compensated Employees for the Plan Year, over the maximum amount of such contributions permitted under the ADP test.

1.31	Five Taxable Year Period means the period beginning on the first day of the first taxable year in which a Participant makes a Roth Contribution to his or her Roth Account under this Plan or, if a Rollover Contribution was made to the Participant’s Roth Rollover Account from another qualified plan not maintained by the Sponsor, the first day of the first taxable year for which the Participant made a Roth contribution to such other qualified plan.

1.32	Highly Compensated Employee means any Employee who performed services for the Employer during the determination year and who –

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(a)	was a 5% owner (as defined in Code Section 416(i)) of the Employer at any time during the determination year or lookback year; or

(b)	received Section 415 Compensation from the Employer for the lookback year in excess of the dollar limit set forth in Code Section 414(q)(1)(B), as adjusted pursuant to Code Section 415(d).
For this purpose, the “determination year” shall mean the Plan Year for which the determination of whom is a Highly Compensated Employee is being made. “Lookback year” shall mean the immediately preceding Plan Year. The determination of the Employees who qualify as Highly Compensated Employees under this Plan shall be made in accordance with the provisions of Code Section 414(q) and related Regulations.

1.33	Hour of Service means hours computed according to the following rules:
(a)	Hour of Service shall include the following:
(1)	Paid Duty. Each Employee shall be credited with one Hour of Service for each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties.

(2)	Paid Non-Duty. Each Employee shall be credited with one Hour of Service for each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, leave of absence or maternity leave. No more than 501 hours shall be credited under this subsection for any single continuous period (whether or not such period occurs in a single Computation Period). Hours under this subsection shall be calculated and credited pursuant to Regulation Section 2530.200b-2, which is incorporated herein by this reference.

(3)	Back Pay. Each Employee shall be credited with one Hour of Service for each hour for which back pay is awarded or agreed to, irrespective of mitigation of damages.
The Committee shall not credit an Hour of Service under more than one of the classifications described in subsection (1), (2) or (3). The Administrator shall determine Hours of Service in accordance with reasonable standards and policies adopted by it and shall credit Hours of Service in accordance with Regulation Section 2530.200b-2.

(b)	Equivalency. The number of Hours of Service to be credited to an Employee will be calculated on the basis of actual hours for which the Employee is paid or entitled to payment. If such actual hours cannot be determined, the number of Hours of Service will be calculated using 45 Hours of Service for each week during which the Employee would be required to be credited with at least one Hour of Service under Regulation Section 2530.200b-2. Different methods of crediting Hours of Service

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(actual hours or one or more equivalencies) may be specified for different classifications of Employees, as long as the classifications are reasonable and consistently applied.

(c)	Other. An Employee’s Hours of Service shall be determined on the basis of records of the Employer; provided, however, that all such determinations shall be consistent with Regulation Sections 2530.200b-2(b) and (c). Hours of Service shall also be credited to any individual who is considered an employee of any member of the Controlled Group.
1.34	Investment Fund means any fund established by the Administrator as an investment medium for the Trust Fund, including the Stock Fund. The Administrator shall have the discretion to establish and terminate an Investment Fund as it shall deem appropriate. The Administrator shall also determine the restrictions, if any, on the investment of a Participant’s Account (or any portion thereof) in any Investment Fund, provided any such restrictions shall be applied in a uniform and nondiscriminatory manner.

1.35	Leave of Absence means any absence from work for a Period of Military Duty or an absence of not over 12 months approved by the Employer in accordance with reasonable, nondiscriminatory standards and policies consistently applied by the Employer.

1.36	Life Expectancy means life expectancy as computed by use of the Single Life Table in Regulation Section 1.401(a)(9)-9.

1.37	Limitation Year means the Plan Year. If the Plan is terminated effective as of a date other than the last day of the Plan Year, the Plan shall be treated as if the Plan was amended to change its Limitation Year. As a result of this deemed amendment, the Code Section 415(c)(1)(A) dollar limit shall be prorated under the short Limitation Year rules.

1.38	Matching Account means the individual subaccount established in the name of the Participant reflecting his or her Matching Contributions, and the net earnings or losses thereon.

1.39	Matching Contributions mean the discretionary contributions to the Trust Fund made by the Employer under Section 4.2, which shall be credited to the Participant’s Matching Account.

1.40	Non-Highly Compensated Employee means any individual who at any time during the applicable Plan Year is a Participant in this Plan and who is not a Highly Compensated Employee.

1.41	Participant means any Employee who has entered the Plan in accordance with the provisions of Article 2.

1.42	Period of Military Duty means, for an Employee who served as a member of the armed forces of the United States and who was reemployed by the Employer at a time when the Employee had a right to reemployment in accordance with seniority rights as protected under Chapter 43 of Title 38 of the U.S. Code, the period of time from the date the Employee was first absent from active work for the Employer because of such military duty to the Employee’s reemployment date.

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1.43	Plan means the Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc., as of its original effective date, including any subsequent amendments thereto.

1.44	Plan Compensation means the Participant’s base salary actually received by the Participant from the Employer during any Plan Year, and includes commissions paid to mortgage and real estate personnel, brokers’ commissions received after June 30, 1999, shift differential pay and payment for unused leave, but excludes bonuses, overtime and incentive pay. Plan Compensation shall be determined by including all amounts that would have been paid to the Employee but for the exclusion from income by reason of Code Sections 125, 132(f)(4), 402(e)(3), 402(h) and 403(b).

In no event shall Plan Compensation include any amount in excess of $200,000 as may be adjusted pursuant to Code Section 401(a)(17)(B). Any such adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Plan Compensation is determined (“determination period”) beginning in such calendar year. If a determination period consists of fewer than 12 months, the Code Section 401(a)(17) limitation will be multiplied by a fraction, the numerator of which is the number of months in the determination period and the denominator of which is 12.

1.45	Plan Year means the 12-month period ending on December 31.

1.46	Profit Sharing Account means the individual subaccount established in the name of each Participant reflecting his or her Profit Sharing Contributions, and the net earnings or losses thereon.

1.47	Profit Sharing Contributions means the discretionary contributions to the Trust Fund made by the Employer under Section 4.3, which shall be credited to the Participant’s Profit Sharing Account.

1.48	Qualified Matching Contributions or QMACs means the contributions to the Trust Fund made by the Employer on behalf of a Non-Highly Compensated Employee for the purpose of satisfying the requirements of Section 5.4 and that satisfy the distribution and nonforfeitability requirements under Code Section 401(k). With respect to any Plan Year, the Employer may make, in its sole discretion, QMACs to Non-Highly Compensated Employees either (a) in proportion to the Non-Highly Compensated Employees’ Compensation (b) in a specific dollar amount allocable to each Non-Highly Compensated Employee, or (c) in a specific dollar amount allocated to less than all Non-Highly Compensated Employees, allocated first to those Employees with the lowest ACP; provided, however, that QMACs to a Non-Highly Compensated Employee under this subsection (c) shall comply with Regulation Section 1.401(m)-2(a)(5)(ii).

1.49	QMAC Account means the individual subaccount established in the name of each Participant reflecting his or her QMACs, and the net earnings or losses thereon.

1.50	Qualified Distribution means a distribution from a Participant’s Roth Account and/or Roth Rollover Account that (a) is made on or after the date a Participant turns age 59 1/2, dies or becomes disabled (within the meaning of Code Section 72(m)); and (b) is made after the Five Taxable Year Period.

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1.51	Qualified Nonelective Contributions or QNECs means the contributions (other than QMACs) to the Trust Fund made by the Employer on behalf of a Non-Highly Compensated Employee for the purpose of satisfying the requirements of Section 5.3 and that satisfy the applicable nonforfeitability requirements and distribution restrictions of Code Section 401(k). The Employer may make QNECs to Non-Highly Compensated Employees (a) in proportion to the Non-Highly Compensated Employees’ Compensation, (b) in a specific dollar amount allocable to each Non-Highly Compensated Employee, or (c) in a specific dollar amount allocated to less than all Non-Highly Compensated Employees, allocated first to those Employees with the lowest ADP; provided, however, that QNECs to a Non-Highly Compensated Employee under this subsection (c) shall comply with Regulation Section 1.401(k)-2(a)(6)(iv).

1.52	QNEC Account means the individual subaccount established in the name of the Participant reflecting his or her QNECs, and the net earnings or losses thereon.

1.53	Regulation means any rule or regulation promulgated by the Department of the Treasury, the Department of Labor, or their delegates.

1.54	Required Beginning Date means the April 1 of the calendar year following—
(a)	in the case of a Participant who is a 5% owner of the Employer (within the meaning of Code Section 416(i)), the calendar year in which the Participant attains age 70 1/2, and

(b)	in the case of a Participant who is not a 5% owner of the Employer, the later of the calendar year in which occurs the Participant’s retirement or the calendar year in which the Participant attains age 70 1/2.
1.55	Retirement means a Participant’s severance from employment upon or after attaining his or her Retirement Age.

1.56	Retirement Age means the Participant’s 55th birthday.

1.57	Rollover Account means the individual subaccount established in the name of an Employee reflecting his or her Rollover Contributions, and the net earnings or losses thereon.

1.58	Rollover Contributions mean the contributions to the Trust Fund made by an Employee pursuant to Section 4.5, which shall be credited to his or her Rollover Account.

1.59	Roth Account means the individual subaccount established in the name of a Participant reflecting his or her Roth Contributions, and the net earnings or losses thereon.

1.60	Roth Contributions mean the contributions to the Trust Fund made by the Employer on behalf of a Participant pursuant to the Participant’s deferral election under Section 4.1, which are intended to qualify as after-tax contributions pursuant to Code Section 402A and applicable Regulations and shall be credited to the Participant’s Roth Account.

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1.61	Roth Rollover Account means the contributions to the Trust Fund made by an Employee, which are attributable to designated Roth contributions made to another employer’s qualified plan.

1.62	Section 415 Compensation means an Employee’s compensation as defined in Code Section 415(c)(3) and applicable Regulations and shall include elective contributions made by the Employer on behalf of the Employee that are excludable from the Employee’s income by reason of Code Sections 125, 402(e)(3), 402(h), 403(b) and 132(f)(4). Section 415 Compensation shall also include payments for unused leave (such as sick leave or vacation) and amounts paid by the Employer to Employees who are not currently working for the Employer because of a Period of Military Duty, but shall exclude payments received by an Employee from a nonqualified unfunded deferred compensation plan that would have been paid had employment continued and would have been included in the Employee’s gross income.

Section 415 Compensation shall include back pay, within the meaning of Regulation Section 1.415(c)-2(g)(8), to the extent the back pay represents wages and compensation that would otherwise be included in this definition. Section 415 Compensation shall also include compensation paid by the later of 2 1/2 months after a severance from service or the end of the Limitation Year that includes the severance from service date, if the payment is:
(a)	regular compensation for services performed during regular working hours, or compensation for services performed outside the regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(b)	absent a severance from service, the payments would have been paid while the Participant continued in employment with Employer.
For purposes of Sections 5.3 and 5.4, the Sponsor may elect to use the definition of Section 415 Compensation contained herein or any alternative definition permitted under the Regulations in lieu of this definition.

1.63	Sponsor means First Interstate BancSystem, Inc., a corporation duly organized under the laws of the State of Montana and having its principal place of business in Billings, Montana, and any successor thereto.

1.64	Spouse means the legal spouse of the Participant, provided that a former spouse will be treated as the Spouse and a current spouse will not be treated as the Spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

1.65	Stock means shares of any classes of preferred or common, voting or nonvoting stock issued by the Sponsor.

1.66	Stock Fund means the investment option described in Article 10.

1.67	Trust Agreement means any agreement establishing a trust to receive, hold, invest and dispose of the Trust Fund.

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1.68	Trustee means the individual, individuals, corporation or combination thereof, acting as trustee under the Trust Agreement at any time of reference.

1.69	Trust Fund means the assets of every kind and description held under the Trust Agreement.

1.70	Valuation Date means the last day of each calendar quarter, and such other date or dates as the Administrator shall declare for the Plan or for any Account, category of Accounts or Investment Fund. With respect to each Investment Fund other than the Stock Fund, each business day that the New York Stock Exchange is open for trading shall also be a Valuation Date.

1.71	Year of Service means any Computation Period during which an Employee completes at least 1,000 Hours of Service in accordance with the Hours of Service method.
* * * * End of Article 1 * * * *

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ARTICLE 2.
ELIGIBILITY AND PARTICIPATION
2.1	Eligibility.
(a)	Participation. An Employee who was eligible to participate in the Plan prior to the Effective Date of this restatement shall continue to be eligible to participate in the Plan. Each other Employee shall become a Participant in the Plan on the first day of the month next following the date the Employee is classified as a regular status (non-temporary) Employee and is scheduled to work at least 20 hours per week for the Employer or, if sooner, the first January 1 or July 1 next following the Employee’s completion of one Year of Service.

(b)	Profit Sharing Contributions. A Participant who has satisfied the service requirements of subsection (a) shall share in the allocation of Profit Sharing Contributions and forfeitures for the Plan Year, if any, if the Participant is an Employee of the Employer on the last day of the Plan Year quarter. Notwithstanding the foregoing, a Participant shall be deemed to satisfy the requirement of this subsection (b) upon the Participant’s Death, Disability or Retirement during the quarter.

(c)	Suspension of Participation Requirements. If the Plan fails to satisfy the coverage test of Code Section 410(b) or the benefits, rights and features test of Code Section 401(a)(4) for any Plan Year, the Plan shall suspend the requirements of subsection (b) (“allocation requirements”) as follows: Participants who have the latest severance from employment date during the Plan Year quarter, continuing in descending order for each Participant who incurred an earlier severance from employment, from the latest to the earliest severance from employment date during the Plan Year quarter.

If two or more Participants have the same severance from employment date, the Plan will suspend the allocation requirements for all such Participants, irrespective of whether the Plan can satisfy the coverage test by allocating benefits for fewer than all such Participants. If the Plan suspends the allocation requirements for a Participant, that Participant will share in the allocation of Profit Sharing Contributions and forfeitures, if any, without regard to whether he or she is employed by the Employer on the last day of the Plan Year quarter.
2.2	Reinstatement of Participation.
(a)	Participation After Reemployment. A Participant who has a severance from employment shall again become a Participant on his or her Date of Reemployment if the Participant is an Employee. An Employee who has a severance from employment but was not a Participant in the Plan must satisfy the requirements of Section 2.1(a) to be eligible to participate in the Plan upon his or her Date of Reemployment.

(b)	Reclassification as an Employee. In the event an individual who is not an Employee becomes an Employee, such individual shall be eligible to make Elective Deferrals and receive Matching Contributions and Profit Sharing Contributions on the first day

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of the month following the status change. In applying this subsection (b) to any Employee, such Employee’s employment with all Controlled Group members shall be treated as employment with the Employer.
(c)	Leave of Absence. Any Employee who is a Participant at the time the Employee is granted a Leave of Absence shall be eligible to continue to participate in any contributions during the Employee’s Leave of Absence to the extent of any Plan Compensation actually paid to the Employee by the Employer during the Leave of Absence. Contributions, benefits and service credit with respect to a Period of Military Duty will be provided in accordance with Code Section 414(u), provided the Employee returns to active employment following discharge from such service within the period that the Employee’s reemployment rights are protected under such provision. Notwithstanding the foregoing, the Employee’s Account shall continue to be subject to its proportionate share of any gains or losses or any other adjustments therein.
2.3	Termination of Participation. A Participant shall cease to be a Participant as of the date he or she has received a complete distribution of his or her Account; provided, however, that for purposes of an Employee’s eligibility to receive an allocation of Employer contributions or make Elective Deferrals, a Participant shall cease to be a Participant on his or her severance from employment date.
* * * * End of Article 2 * * * *

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ARTICLE 3.
SERVICE AND VESTING
3.1	Service Counting Method. For purposes of eligibility and vesting, all Employees shall be credited with service pursuant to the rules applicable to the Hours of Service method.

3.2	Service with Related Employers.
(a)	Controlled Group. For purposes of determining an Employee’s eligibility and vesting service, service shall be deemed to include service with a member of the Sponsor’s Controlled Group, performed during the time that such Controlled Group member is or was actually under common control with the Sponsor within the meaning of Code Section 414.

(b)	Transfer between Controlled Group Members. In the event an Employee is transferred between Controlled Group members, the Employee shall retain his or her accumulated service and eligibility. No such transfer shall effect a severance from employment with the Employer under the Plan, and the Employer to which the Employee is transferred shall become obligated with respect to such Employee in the same manner as was the Employer from whom the Employee was transferred.

(c)	Imputed Service. Service with the following companies shall be taken into account in determining an Employee’s eligibility and vesting service, regardless of whether such company was a member of the Sponsor’s Controlled Group:
(1)	In the case of Employees who were employed by First Citizens Bank of Bozeman, Montana on January 1, 1995, service shall include Hours of Service performed for First Citizens Bank of Bozeman, Montana prior to the time it became a member of the Controlled Group.

(2)	In the case of Employees who were employed by First National Park Bank, N.A. on July 1, 1995, service shall include Hours of Service performed for First National Park Bank, N.A. prior to the time it became a member of the Controlled Group.

(3)	In the case of Employees who were employed by the Helena, Montana or Belgrade, Montana branch of First National Bank of Montana on the date on which substantially all of the operating assets of the bank were acquired by the Sponsor or a member of the Sponsor’s Controlled Group, service shall include Hours of Service performed for First National Bank of Montana prior to such date.

(4)	For purposes of determining service for individuals who were Employees of First Interstate Bank of Wyoming, N.A., First Interstate Bank of Montana, N.A., Mountain Bank, Security State Bank Shares, Security State Bank and Trust Company, Equality State Bank, Equality Bankshares and Subsidiaries or United States National Bank of Red Lodge on the date such organizations first became members of the Sponsor’s Controlled Group, service previously completed by such individuals as Employees of such organizations (including

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service for any affiliated or predecessor entity taken into account for eligibility purposes in a qualified pension or profit sharing plan maintained by such organizations) shall be taken into account to the same extent as service completed for the Employer.

(5)	In the case of Employees who were employed by Iowa State Bank and Trust immediately prior to becoming an Employee of the Employer on January 1, 2006, service shall include Hours of Service performed for Iowa State Bank and Trust prior to the time it became a member of the Controlled Group.

(6)	In the case of Employees who were employed by First Western Bank Sturgis, Sturgis, South Dakota, First Western Bank, Wall, South Dakota or First Western Data, Inc. on the date in which all of the issued and outstanding common stock and other equity interests in such entities were acquired by the Sponsor, service shall include Hours of Service performed for First Western Bank Sturgis, Sturgis, South Dakota, First Western Bank, Wall, South Dakota or First Western Data, Inc. prior to such date.
3.3	Vested Benefits. The balance in a Participant’s Account shall become vested as follows:
(a)	Fully Vested Accounts. A Participant shall be 100% vested at all times in the value of his or her After-Tax Account, Before-Tax Account, Roth Account, QMAC Account, QNEC Account, Rollover Account and Roth Rollover Account.

(b)	Matching and Profit Sharing Accounts.
(1)	Participation as of January 1, 2001. A Participant who was (A) a Participant prior to January 1, 2001, or (B) an Employee on or before January 1, 2000, and became a Participant on January 1, 2001, after completion of one Year of Service, or (C) an Employee prior to January 1, 2001, and became a Participant after that date in accordance with Section 2.1(a), shall at all times be 100% vested in his or her Matching Account and Profit Sharing Account.

(2)	i_Tech Corporation. Employees: (A) who are employed by the Sponsor on December 31, 2008, (B) who are Participants as of December 31, 2008, and (C) who shall transfer employment to i_Tech Corporation as of January 1, 2009 pursuant to that certain Stock Purchase Agreement among Fiserv, Inc., Fiserv Solutions, Inc. and First Interstate BancSystem, Inc. dated December 15, 2008, shall be 100% vested in their Matching Account and Profit Sharing Account as of December 31, 2008.

(3)	General. Participants not described in subsections (1) or (2) shall be 100% vested in their Matching Account and Profit Sharing Account upon completion of three Years of Service.
(c)	Events Fully Vesting Participant Accounts. Notwithstanding subsection (b), a Participant’s vested percentage will be 100% upon the occurrence of any one of the following events:

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(1)	the Participant’s attainment of Retirement Age while employed by the Employer,

(2)	the Participant suffers a Disability while employed by the Employer, or

(3)	the Death of the Participant while employed by the Employer, including the Participant’s Death while on a Period of Military Duty.
3.4	Reinstatement of Vesting Service upon Reemployment.
(a)	An Employee who has less than 5 consecutive Breaks in Service shall receive credit for vesting purposes for all Years of Service completed prior to the Employee’s Breaks in Service.

(b)	If a Participant incurs 5 consecutive Breaks in Service, Years of Service occurring after the 5 consecutive Breaks in Service shall not be counted in order to increase the Participant’s vested percentage with respect to Employer contributions earned prior to the 5 consecutive Breaks in Service.
3.5	Forfeitures. If a Participant has a severance from service before fully vesting in his or her Matching Account and/or Profit Sharing Account and subsequently receives a distribution of the entire vested portion of his or her Account (which may be nothing if the Participant is 0% vested), or incurs 5 consecutive Breaks in Service, the non-vested portion of the Participant’s Account shall be forfeited and applied in accordance with Section 3.7. Such forfeiture shall take place on the earlier of –
(a)	the Participant’s severance from service if the Participant is 0% vested;

(b)	the date the Participant receives a distribution of his or her vested Account; or

(c)	the last day of the Plan Year in which the Participant first incurs 5 consecutive Breaks in Service.
3.6	Restoration of Forfeited Amounts upon Reemployment. If a Participant is rehired, amounts previously forfeited, if any, shall be treated as follows:
(a)	Restoration On Date of Reemployment. If the Participant is rehired prior to the occurrence of 5 consecutive Breaks in Service and forfeited his or her Account in accordance with Section 3.5(a), the previously forfeited amounts shall be restored to the Participant’s Account as of his or her Date of Reemployment.

(b)	Restoration If Distribution Repaid. If the Participant is rehired prior to the occurrence of 5 consecutive Breaks in Service and forfeited his or her non-vested Account in accordance with Section 3.5(b), such Participant shall be given the opportunity to recontribute the full amount of the prior distribution from the Plan. If the Participant recontributes the full amount of the prior distribution before the date that is 5 years after the Participant’s Date of Reemployment, the previously forfeited amounts shall be restored to his or her Account without interest. If a Participant fails to contribute the full amount of the prior distribution, any previously forfeited amounts which would otherwise be restored pursuant to this section shall not be

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restored. Participants shall not be permitted to repay only a portion of a previous distribution.
(c)	No Restoration. If the Participant is rehired after 5 consecutive Breaks in Service, no portion of the Participant’s non-vested Account shall be restored and the Participant’s vested Account, if any, shall be maintained as a separate, fully vested Account.

(d)	Source of Restored Amounts. Forfeited amounts to be restored for any Plan Year may be restored from forfeitures as of the last day of a Plan Year, from additional Employer contributions for such Plan Year, from Trust Fund income, or from a combination of these methods, as determined in the Administrator’s sole discretion.
3.7	Disposition of Forfeitures. Forfeitures arising during a Plan Year that are not used to restore a Participant’s Account as of the last day of such Plan Year may be used for any of the following purposes: (a) to reduce Employer contributions for the Plan Year and (b) to pay the reasonable expenses of administering the Plan. The determination of the disposition of forfeitures shall be made by the Administrator in its sole discretion. Forfeitures under the Plan shall be available as provided under this Section 3.7 without regard to which Employer contributed such assets.
* * * * End of Article 3 * * * *

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ARTICLE 4.
CONTRIBUTIONS
4.1	Elective Deferrals. A Participant may elect to have the Employer contribute to the Trust Fund a percentage of the Participant’s Plan Compensation for any Plan Year subject to the limitations described in Section 5.2. The percentage specified shall not be less than one percent (1%) and shall be in whole percentages only. Elections shall be made at such times and in such manner in accordance with a uniform policy to be established by the Administrator. For contributions made on or after January 1, 2008, the Participant shall specify whether the Elective Deferrals made pursuant to this Section 4.1 are Before-Tax Contributions or Roth Contributions. Participants shall be permitted to change the designation of future Elective Deferrals on a prospective basis. If the Participant fails to designate, the Plan shall treat all Elective Deferrals as Before-Tax Contributions. Elective Deferrals shall also be subject to the following rules:
(a)	Source of Elective Deferrals. The amount each Participant receives from the Employer as Plan Compensation shall be reduced by the amount that the Participant elected to have the Administrator contribute to the Trust Fund as Elective Deferrals pursuant to this Section 4.1. Amounts contributed to the Participant’s Account pursuant to this section shall for all purposes be deemed to be Employer contributions.

(b)	Method of Election. Participants may elect to make Elective Deferrals in one of the following methods:
(1)	Affirmative Election. Participants may affirmatively elect to make Elective Deferrals in such manner as approved by the Administrator and, for contributions made on or after January 1, 2008, shall designate whether such Elective Deferrals constitute Before-Tax Contributions or Roth Contributions. Participants may also change existing elections or reduce their election to zero.

(2)	Automatic Election. Each Employee who becomes a Participant will be deemed to have elected to make Elective Deferrals equal to 4% of Plan Compensation, and will be deemed to have elected that the Employer reduce the Participant’s Plan Compensation by an equivalent amount for such purpose, effective the first day of the month following the Participant’s Date of Employment or on the Participant’s Date of Reemployment. In addition, the Participant will be deemed to have designated that such Elective Deferrals constitute Before-Tax Contributions; provided, however, that no Before-Tax Contribution (or corresponding reduction in Plan Compensation) shall be deemed to have been authorized under this subsection (b)(2) if the Participant affirmatively elects, in such manner as approved by the Administrator, to make an Elective Deferral Contribution in accordance with subsection (1) no later than the Friday next preceding the applicable payday.
(c)	Roth Contributions. For purposes of calculating the Five Taxable Year Period with regard to Roth Contributions, the Administrator shall maintain a record of the

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Participant’s Roth Contributions (exclusive of earnings) in accordance with Code Section 72 and the date the Participant first made a Roth Contribution under the Plan.

(d)	Catch-Up Contributions. Catch-Up Before-Tax Contributions and Catch-Up Roth Contributions are Elective Deferrals made to the Plan by an Employee who is eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v). Employees are eligible to make Catch-Up Roth Contributions and Catch-Up Before-Tax Contributions at any time during the Plan Year if they are eligible to participate in the Plan in accordance with Section 2.1 and if they will attain age 50 before the close of the Plan Year. Catch-Up Roth Contributions and Catch-Up Before-Tax Contributions shall be made at such times and in such manner as shall be determined in accordance with a uniform policy to be established by the Administrator and shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of Catch-Up Roth Contributions or Catch-Up Before-Tax Contributions. If a Participant fails to designate whether catch-up contributions are Catch-Up Roth Contributions or Catch-Up Before-Tax Contributions, the Plan shall treat such contributions as Catch-Up Before-Tax Contributions.
4.2	Matching Contributions. Each Employer shall make a Matching Contribution to the Plan on behalf of each eligible Participant equal to 125% of the first 4% of Plan Compensation contributed by a Participant to the Plan as Elective Deferrals. Matching Contributions shall be contributed to the Plan on a payroll-by-payroll basis. Notwithstanding the foregoing, the Employer may, at the end of the Plan Year or as soon as administratively practicable, make “true-up” Matching Contributions to the Account of any Participant who deferred for such Plan Year the maximum amount of Elective Deferrals permitted but who has not received the maximum Matching Contribution to which the Participant was otherwise entitled.

4.3	Profit Sharing Contributions.
(a)	Discretionary Profit Sharing Contributions. The Employer may make contributions to the Plan in such amounts as the Employer may determine, in its sole discretion, in any Plan Year.

(b)	Profits. Payment of Profit Sharing Contributions shall not be contingent on the existence of current or accumulated profits of the Employer.

(c)	Allocation. Profit Sharing Contributions, if any, shall be allocated to each Participant, including a Participant on a Period of Military Duty, as of the last day of each Plan Year quarter, who is employed or on a Period of Military Duty on the last day of the quarter (or who Retired, died or incurred a Disability during the quarter) in the proportion that the Plan Compensation of each Participant for that quarter bears to the total Plan Compensation of all Participants for that quarter. For purposes of this subsection (c) only, Plan Compensation for a Participant on a Period of Military Duty

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shall be the amount of such Participant’s regular compensation in effect at the time the Period of Military Duty commences.
4.4	After-Tax Contributions. Effective January 1, 1989, After-Tax Contributions are not permitted. Prior to January 1, 1989, Participants were allowed to contribute a specified percentage of their Plan Compensation to the Plan as an after-tax contribution.

4.5	Rollover Contributions.
(a)	Acceptance of Rollovers. Subject to subsection (b) and approval by the Administrator, the Trustee may accept on behalf of any Employee, whether or not that Employee is then eligible to be a Participant, an eligible Rollover Contribution from an employees’ trust described in Code Section 401(a) and exempt from taxation under Code Section 501(a) (whether the Employee receives the distribution from such plan as a participant or a spousal beneficiary), an annuity plan described in Code Section 403(a) or a conduit individual retirement account described in Code Section 408. Rollover Contributions must be received by the Trustee on or before the 60th day after the day on which the Participant receives or is deemed to receive the distribution unless such rollover is a direct rollover of an eligible rollover distribution.

Prior to accepting a Rollover Contribution, the Administrator may require the Employee to establish and/or provide an opinion of counsel that the amounts to be rolled over meet the requirements of this subsection (a). The amount so transferred shall be held in a separate account in the name of the Employee and treated as a part of the Employee’s Account balance for all purposes except for determining whether the Account balance exceeds the Cash-Out Limit.

(b)	Special Rules for Rollovers of Roth Contributions. The Administrator may accept a direct rollover of an eligible rollover distribution from a designated Roth account from another plan qualified under Code Section 401(a) but shall not accept an eligible rollover distribution from a Roth IRA, a designated Roth account from a plan qualified under Code Section 403(b), or through a participant rollover within 60 days of receiving a distribution from a plan qualified under Code Section 401(a).

Prior to accepting a direct rollover of an eligible rollover distribution from a designated Roth account, the Administrator shall require the transferring plan to provide a statement indicating the first year of the Five Taxable Year Period and the portion of the distribution that is attributable to designated Roth contributions (exclusive of earnings) under Code Section 72, or alternatively, that the distribution is a Qualified Distribution.
4.6	Timing of Contributions.
(a)	Employer Contributions. Employer Contributions, other than Elective Deferrals, shall be paid by the Employer to the Trustee not later than the due date of the Employer’s federal income tax return for the year (including extensions), or within such period as may be designated from time to time by the Code as the period within which such contributions may be deducted from income tax for the year.

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(b)	Elective Deferrals. Elective Deferrals shall be paid by the Employer to the Trustee as soon as reasonably segregated from the Employer’s general assets, but in any event, no later than the 15th business day of the month following the month in which such amounts would otherwise have been payable to the Participants in cash, or such other maximum time period permitted by ERISA or the Code.
* * * * End of Article 4 * * * *

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ARTICLE 5.
LIMITATIONS; NONDISCRIMINATION TESTS
5.1	Maximum Deductible Contributions. Employer contributions for each Plan Year shall be limited to the maximum amount deductible under Code Section 404 for the Employer’s tax year in which the Plan Year ends. If Employer contributions exceed the deductible contribution limit in any Plan Year, the Employer may instruct the Trustee to return the excess, non-deductible contribution in accordance with Section 13.3(b).

5.2	Elective Deferral Limit. Notwithstanding Section 4.1, the following limitation on Elective Deferrals shall apply.
(a)	General Rule. A Participant’s Elective Deferrals for a calendar year shall not exceed the Code Section 402(g) limit on elective deferrals, as may be adjusted pursuant to Code Section 402(g)(4) (“Elective Deferral Limit”). If the Administrator determines a Participant’s Elective Deferrals for a calendar year would exceed the Elective Deferral Limit, the Administrator shall suspend the Participant’s Elective Deferrals until the following January 1. If a Participant makes elective deferrals to another cash or deferred arrangement, or contributes under a simplified employee pension cash or deferred arrangement, Code Section 403(b) annuity, Code Section 457 plan, or Code Section 501(c)(18) plan (irrespective of whether the Employer maintains the other plan), and the Participant’s contributions exceed the Elective Deferral Limit, the Participant shall have the right to provide the Administrator with a written claim for the amount that exceeds the Elective Deferral Limit made for a calendar year. The Participant shall submit the claim no later than the March 31 following the close of the calendar year and the claim shall specify the amount of the excess.

(b)	Distribution of Excess Amount. If, after the close of a calendar year, the Administrator determines a Participant’s Elective Deferrals exceed the Elective Deferral Limit or if the Administrator receives a timely claim as described in subsection (a), it shall distribute the excess amount or the amount of the claim no later than April 15 of the calendar year following the calendar year in which the excess occurred, or if later, the calendar year in which the excess amount was discovered. If the Administrator distributes the excess amount by the appropriate April 15, it may make the distribution irrespective of any other provision under this Plan or the Code.

(c)	Distribution of Before-Tax Contributions and Roth Contributions. The Participant may elect, under procedures established by the Administrator, whether distribution of amounts exceeding the Elective Deferral Limit shall first be made from the Participant’s Before-Tax Contributions, Roth Contributions or a combination of both to the extent such contributions were made during the Plan Year in which the excess occurred. If no election is made, the Administrator shall distribute excess amounts pro rata, based on the amount of Before-Tax Contributions and Roth Contributions made during the Plan Year in which the excess occurred. A distribution from the Participant’s Roth Account under this Section 5.2 shall not be treated as a Qualified Distribution.

(d)	Determination of Allocable Income or Loss. The Administrator shall adjust amounts to be distributed under this Section 5.2 for income or loss up to the date of

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distribution. The Administrator may use any reasonable method for computing the income or loss allocable to such amounts, provided that the method does not violate Code Section 401(a)(4) and is used consistently for allocating income or loss to Participant Accounts and for all corrective distributions under the Plan for the Plan Year.
5.3	Average Deferral Percentage Limitations.
(a)	General Rule. For each Plan Year, the ADP for Participants who are Highly Compensated Employees and the ADP for Participants who are Non-Highly Compensated Employees must satisfy either of the following ADP tests:
(1)	The ADP for eligible Highly Compensated Employees for any Plan Year shall not exceed the ADP for eligible Non-Highly Compensated Employees multiplied by 1.25; or

(2)	The ADP for eligible Highly Compensated Employees for any Plan Year shall not exceed the ADP for eligible Non-Highly Compensated Employees multiplied by 2, provided that the ADP for eligible Highly Compensated Employees for such year is not more than two percentage points higher than the ADP for eligible Non-Highly Compensated Employees for such year.
(b)	Use of Current Year Data. The ADP for both Highly Compensated Employees and Non-Highly Compensation Employees shall be calculated using data from the current Plan Year.

(c)	Aggregation of Plans.
(1)	The actual deferral ratio shall be determined with respect to any Participant who is a Highly Compensated Employee for the Plan Year by aggregating his or her elective deferrals in all plans maintained by all members of the Controlled Group. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

(2)	In the event that this Plan satisfies the requirements of Code Section 401(k), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections only if aggregated with this Plan, then this section shall be applied by determining the ADP as if all such plans were a single plan. A plan may be aggregated with this Plan in order to satisfy Code Section 401(k) only if they have the same plan year.
(d)	Calculation of ADP. The ADP for each group is the average of the actual deferral ratios, calculated separately for each Highly Compensated Employee and Non-Highly Compensated Employee, by dividing such Participant’s Elective Deferrals for the applicable Plan Year (plus all or a portion of QNECs, if any, made with respect to the Participant for such Plan Year) by the Participant’s Section 415 Compensation. For purposes of this section, Elective Deferrals shall not include: (1) Catch-Up Roth

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Contributions; (2) Catch-Up Before-Tax Contributions; (3) excess contributions by Non-Highly Compensated Employees that arise solely from Elective Deferrals made under the Plan or any other plan maintained by the Employer; and (4) Elective Deferrals taken into account for the ACP test, provided the ADP test is satisfied both by excluding and not excluding such Elective Deferrals.
(e)	Correcting ADP Failure – Contribution of QNECs. For any Plan Year, the Employer may, in its discretion, elect to make QNECs to the Plan on behalf of Non-Highly Compensated Employees to the extent necessary to satisfy the requirements of this section.

(f)	Correcting ADP Failure – Conversion to Catch-Up Contributions. For any Plan Year, the Employer may elect to convert Elective Deferrals made to the Plan on behalf of a Highly Compensated Employee to catch-up contributions to the extent necessary to satisfy the requirements of this section, provided such Highly Compensated Employee is eligible to make catch-up contributions and has not exceeded the catch-up contribution limit under Code Section 414(v). Affected Participants may elect, under procedures established by the Administrator, whether Before-Tax Contributions or Roth Contributions will be converted to Catch-Up Before-Tax Contributions or Catch-Up Roth Contributions respectively to the extent such contributions were made for the Plan Year. If no election is made, the Administrator shall correct the ADP failure under this subsection pro rata, based on the amount of Before-Tax Contributions and Roth Contributions made during the Plan Year in which the Excess Deferrals occurred.

(g)	Correcting ADP Failure – Refund of Excess Deferrals. This subsection (g) shall be a correction method that may be used as an alternative to, or in combination with, subsections (e) and/or (f).
(1)	Timing. To the extent administratively practicable, the refund of Excess Deferrals shall occur within 2 1/2 months following the Plan Year in which the excess occurred, but in no event shall such distribution occur later than 12 months following the Plan Year in which the excess occurred. If the payments are made more than 2 1/2 months after the last day of the Plan Year for which the Excess Deferrals were made, the Employer will be subject to a 10% excise tax. The amount of the Excess Deferrals that are distributed with respect to any Highly Compensated Employee for a Plan Year shall be reduced by any Excess Deferrals that were previously distributed to the individual for the Plan Year to meet the requirements of any other limitation imposed by law.

(2)	Correction. Refunds of Excess Deferrals will be made by (A) determining the amount of the total Excess Deferrals that must be distributed in order to meet the ADP test, and then (B) reducing the dollar amount of Elective Deferrals of the Highly Compensated Employees with the highest dollar amount of Elective Deferrals to the level of the Highly Compensated Employees with the next highest dollar amount of Elective Deferrals and refunding the excess amount to the affected Highly Compensated Employees. However, if a lesser reduction, when added to the total amount distributed under step (B), would

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equal the amount of the excess, then the lesser amount will be distributed. If the total amount distributed is less than the total Excess Deferrals, then step (B) will be repeated as many times as necessary. To the extent an affected Highly Compensated Employee has not reached the catch-up contribution limit under the Plan, Excess Deferrals allocated to that Highly Compensated Employee may be recharacterized by him or her as Catch-Up Roth Contributions and/or Catch-Up Before-Tax Contributions in accordance with subsection (3).

(3)	Designation. The Participant may elect, under procedures established by the Administrator, whether distribution of Excess Deferrals shall be made from the Participant’s Before-Tax Account and/or Roth Account to the extent such contributions were made for the Plan Year. If no election is made, the Administrator shall distribute Excess Deferrals pro rata, based on the amount of Before-Tax Contributions and Roth Contributions made during the Plan Year in which the Excess Deferrals occurred. A distribution of Excess Deferrals from the Participant’s Roth Account shall not be treated as a Qualified Distribution.

(4)	Income or Loss. The Administrator shall adjust Excess Deferrals for any income or loss up to the last day of the Plan Year in which the excess occurred; provided; however, that prior to January 1, 2008, Excess Deferrals shall be adjusted for income and loss up to the date of distribution. The Administrator may use any reasonable method for computing the income or loss allocable to such Excess Deferrals, provided that the method does not violate Code Section 401(a)(4) and is used consistently for allocating income or loss to the Participant Accounts and for all corrective distributions under the Plan for the Plan Year.
5.4	Average Contribution Percentage Limitations.
(a)	General Rule. The aggregate of the Matching Contributions, if any, and any other contributions which shall be aggregated with such contributions as further described below, which are credited on behalf of Participants must satisfy one of the following ACP tests:
(1)	The ACP for eligible Highly Compensated Employees for any Plan Year shall not exceed the ACP for eligible Non-Highly Compensated Employees multiplied by 1.25;or

(2)	The ACP for eligible Highly Compensated Employees for any Plan Year shall not exceed the ACP for eligible Non-Highly Compensated Employees multiplied by 2, provided that the ACP for eligible Highly Compensated Employees for such year is not more than two percentage points higher than the ACP for eligible Non-Highly Compensated Employees for such year.
(b)	Use of Current Year Data. The ACP for both Highly Compensated Employees and Non-Highly Compensation Employees shall be calculated using data from the current Plan Year.

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(c)	Aggregation of Plans.
(1)	The actual contribution ratio shall be determined with respect to any Participant who is a Highly Compensated Employee for the Plan Year by aggregating matching contributions in all plans maintained by all members of the Controlled Group. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

(2)	In the event that this Plan satisfies the requirements of Code Section 401(k), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections only if aggregated with this Plan, then this section shall be applied by determining the ACP as if all such plans were a single plan. A plan may be aggregated with this Plan in order to satisfy Code Section 401(m) only if it has the same plan year.
(d)	Calculation of ACP. The ACP for each group is the average of the separate contribution percentages calculated for each Highly Compensated Employee and each Non-Highly Compensated Employee. A Participant’s contribution percentage for a Plan Year is the ratio of the Participant’s aggregate Matching Contributions for the Plan Year to the Participant’s Section 415 Compensation for the Plan Year. Each Participant’s contribution percentage shall be calculated to the nearest 100th of 1%.

(e)	Correcting ACP Failure – Contribution of QMACs. For any Plan Year, the Employer may, in its discretion, elect to make QMACs to the Plan on behalf of Non-Highly Compensated Employees to the extent necessary to satisfy the requirements of this section.

(f)	Correcting ACP Failure – Conversion of Excess Aggregate Contributions. For any Plan Year, the Employer may, in its discretion, elect to convert Matching Contributions made to the Plan on behalf of Non-Highly Compensated Employees to QMACs to the extent necessary to satisfy the requirements of this section.

(g)	Correcting ACP Failure – Forfeiture of Excess Aggregate Contributions. This subsection (g) shall be a correction method that may be used as an alternative to, or in combination with, subsections (e) and/or (f).
(1)	Timing. To the extent administratively practicable, the forfeiture of Excess Aggregate Contributions, adjusted for earnings, shall occur within 2 1/2 months following the Plan Year in which the excess occurred, but in no event shall such forfeiture occur later than 12 months following the Plan Year in which the excess occurred. If the forfeitures are made more than 2 1/2 months after the last day of the Plan Year for which the Excess Aggregate Contributions were made, the Employer will be subject to a 10% excise tax.

(2)	Correction. Corrections of Excess Aggregate Contributions shall be made by (A) determining the amount of the total Excess Aggregate Contributions that must be forfeited in order to meet the ACP test, and then (B) reducing the

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dollar amount of Excess Aggregate Contributions of the Highly Compensated Employees with the highest dollar amount of Excess Aggregate Contributions to the level of the Highly Compensated Employees with the next highest dollar amount of Excess Aggregate Contributions. However, if a lesser reduction, when added to the total amount forfeited under step (B), would equal the total amount of the excess, then the lesser amount shall be forfeited. If the total amount forfeited is less than the total Excess Aggregate Contributions, then step (B) shall be repeated as many times as necessary.

(3)	Source. Excess Aggregate Contributions will be distributed from a Highly Compensated Employee’s Matching Account, then forfeitures, to the extent necessary to effect the required correction.

(4)	Income or Loss. The Administrator shall adjust Excess Aggregate Contributions for any income or loss up to the last day of the Plan Year in which the excess occurred; provided; however, that prior to January 1, 2008, Excess Aggregate Contributions shall be adjusted for income and loss up to the date of distribution. The Administrator may use any reasonable method for computing the income or loss allocable to Excess Aggregate Contributions, provided that the method does not violate Code Section 401(a)(4) and is used consistently for allocating income or loss to Participants’ Accounts and for all corrective distributions under the Plan for the Plan Year.
5.5	Annual Additions Limitation.
(a)	General Rule. The maximum Annual Additions credited to any Participant for any Limitation Year under this Plan, when aggregated with the Annual Additions to any other qualified defined contribution plan maintained by the Employer or any other member of the Controlled Group, shall not exceed an amount equal to the lesser of—
(1)	100% of the Participant’s Section 415 Compensation for the Limitation Year, or

(2)	$40,000, as adjusted for cost of living increases under Code Section 415(d).
(b)	Excess Annual Additions. Excess Annual Additions allocated to a Participant shall be corrected through the Employee Plans Compliance Resolution System or such other correction method allowed by statute, Regulations or regulatory authorities.
5.6	Incorporation by Reference to Limitations. Notwithstanding anything herein to the contrary, the provisions of this Article 5 shall be applied and construed in accordance with Code Section 415 and related Regulations, which are incorporated herein by reference. Maximum use of all transition rules available under Code Section 415 shall be utilized to the extent necessary to adhere to the limitations of this article. To the extent any provisions of the Plan conflict with Code Section 415 or the applicable Regulations, Code Section 415 and the applicable Regulations shall govern.
* * * * End of Article 5 * * * *

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ARTICLE 6.
DISTRIBUTION OF PLAN BENEFITS
6.1	Distributable Events. A Participant’s Account shall be distributable upon Retirement, Disability, Death or severance from employment with the Employer for reasons other than Retirement, Disability or Death. Effective January 1, 2009, a Participant on qualified military service (within the meaning of Code Section 414(u)) for more than 30 days shall be considered terminated from employment for purposes of taking a distribution of his or her Account; provided, however, that such Participant shall be prohibited from making Elective Deferrals or other Employee contributions to the Plan for a six-month period beginning on the date of the distribution.

6.2	Amount of Plan Benefits. Upon the occurrence of a distributable event, the Participant (or his or her Beneficiary) shall become entitled to the vested value of the Account determined as of the Valuation Date immediately preceding the Distribution Date.

6.3	Form of Distribution. Upon the occurrence of a distributable event, distribution shall be in one of the following forms. If the value of the Participant’s vested Account exceeds the Cash-Out Limit, the Administrator shall not distribute the Account without the written consent of the Participant:
(a)	Automatic Cash-Out. If the Participant’s vested Account does not exceed $1,000, the Administrator shall direct that such amount be paid to the Participant in a lump sum payment of cash unless otherwise elected by the Participant. If the Participant’s vested Account exceeds $1,000 but does not exceed the Cash-Out Limit, the Administrator shall direct that such amount be paid to an individual retirement account designated by the Administrator unless otherwise elected by the Participant. All distributions under this subsection (a) shall be paid as soon as administratively practicable following the distributable event.

(b)	In General.
(1)	Normal Form of Distribution. The Participant’s vested Account shall be distributed in a lump sum payment in cash, unless the Participant is eligible to and affirmatively elects an optional form of payment.

(2)	Optional Forms. Participants who terminate employment on account of Retirement, Death or Disability (and Beneficiaries of such Participants) may elect to receive their vested Accounts in installment payments; provided, however, that any installment payments attributable to amounts in the Stock Fund shall only be made on a Distribution Date applicable to the Stock Fund. At the time a Participant or Beneficiary elects installment payments, he or she must elect which of the following methods shall govern the amount of each payment:
(A)	Fixed Period Method. Under this method, a fixed number of annual installments must be elected and the amount of each installment shall equal the quotient obtained by dividing the vested Account at the beginning of the Plan Year by the number of unpaid annual

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installments remaining (including the installment being calculated). So long as the amount of any installment payment made under this subsection equals or exceeds the amount of the distribution processing fee, the Participant or Beneficiary may elect to receive each annual installment:
(i)	in a single payment each Plan Year;

(ii)	in 4 equal quarterly payments each Plan Year; or

(iii)	in 12 equal monthly payments each Plan Year.
(B)	Fixed Amount Method. Under this method, the amount of each annual, quarterly or monthly installment shall be a single fixed dollar amount elected by the Participant or Beneficiary, which shall not exceed the Applicable Percentage of the vested Account at the time the series of installments commence. The “Applicable Percentage” shall be 10%, 2.5% or 0.83% in the case of an annual, quarterly or monthly distribution respectively. The installment shall be paid to the Participant or Beneficiary:
(i)	with regard to annual installments, in a single payment each Plan Year;

(ii)	with regard to quarterly installments, in 4 equal quarterly payments each Plan Year; or

(iii)	with regard to monthly installments, in 12 equal monthly payments each Plan Year.
If the aggregate amount of installment payments under this subsection (B) does not satisfy the minimum required distribution rules of Section 6.5, the Administrator shall cause the Trustee to distribute the difference to the Participant or Beneficiary within the time required by that section.

(C)	Minimum Distribution Method. If distribution of the Participant’s vested Account begins during a calendar year in which a minimum distribution is required under Section 6.5, the Participant or Beneficiary may elect to receive an amount each year that is equal to the required minimum distribution for the year, which such amount may be distributed in an annual payment or quarterly or monthly payments.
(3)	Additional Payments; Change in Optional Form. A Participant or Beneficiary may elect to withdraw an additional amount by delivering to the Administrator a completed election form no later than the last day of the month preceding the Distribution date. A Participant may also elect to change the method of distribution of future installment payments by making a

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new election in accordance with this subsection (b)(2) or by electing a lump sum distribution of his or her remaining Account balance.
6.4	Timing of Distributions.
(a)	Distribution Date. The total amount that a Participant is entitled to receive under this Article 6 shall be distributed as follows:
(1)	If the amount does not exceed the Cash-Out Limit, the Administrator shall direct the Trustee to distribute the vested Account in accordance with Section 6.3(a).

(2)	If the amount exceeds the Cash-Out Limit, the Participant may elect any Distribution Date to have his or her vested Account paid to him or her. If the Participant does not make an affirmative election to defer receipt of his or her Account or to roll his or her Account to an eligible retirement plan (as defined in Section 6.7(c)), the Participant’s entire vested Account shall be paid to him or her in a lump sum payment of cash on the Distribution Date following the date the Participant reaches age 62.

Unless the Participant elects otherwise and subject to Section 6.5, distributions must begin not later than the sixtieth 60th day after the latest of the close of the Plan Year in which: (A) the Participant attains Retirement Age; (B) the Participant reaches his or her 10th anniversary of the year in which the Participant began participation in the Plan; or (C) the Participant terminates employment with the Employer; provided, however, that if the amount of the distribution cannot be ascertained or if it is not possible to make such payment on the applicable Distribution Date because the Administrator is unable to locate the Participant after making reasonable efforts to do so, in accordance with Regulation Section 1.401(a)-14(d), a payment retroactive to such Distribution Date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained or the date on which the Participant is located, whichever applies.
(b)	Benefit Notice. The Administrator shall provide a benefit notice to the Participant not earlier than 180 days before the Participant’s benefit starting date. The notice shall explain the optional methods of distribution from the Plan, including the material features and relative values of those methods, the Participant’s right to defer distribution until the Participant attains his or her Required Beginning Date, the consequences of the Participant’s failure to defer and the Participant’s right to consider whether to elect a distribution for a period of at least 30 days. Such distribution may commence fewer than 30 days after the benefit notice is given, provided that the Participant, after receiving the notice, affirmatively elects a distribution.
6.5	Required Minimum Distributions. For purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year, all distributions made under this Plan shall be determined and made in accordance with Code Section 401(a)(9) and the related Regulations, including the minimum incidental death benefit requirement of Code

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Section 401(a)(9)(G) and Regulation Section 1.401(a)(9)-2. The requirements of this section shall take precedence over any provisions of the Plan that are inconsistent with Code Section 401(a)(9).
(a)	Distributions Beginning During Participant’s Lifetime. The Participant’s Account shall be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.
(1)	Amount of Distributions. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:
(A)	the quotient obtained by dividing the Participant’s vested Account by the distribution period in the Uniform Lifetime Table set forth in Regulation Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(B)	if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s vested Account by the number in the Joint and Last Survivor Table set forth in Regulation Section 1.401(a)(9)-9, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.
(2)	Required Minimum Distributions Through Year of Participant’s Death. Required minimum distributions during the Participant’s lifetime shall begin with the first Distribution Calendar Year and end with the Distribution Calendar Year that includes the Participant’s date of Death.
(b)	Distributions on or after Required Beginning Date. If the Participant dies on or after his or her Required Beginning Date, the Participant’s Account shall be distributed as follows:
(1)	Participant Survived by Designated Beneficiary. The minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Participant’s Death is the quotient obtained by dividing the Participant’s Account by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:
(A)	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of Death, reduced by 1 for each subsequent year.

(B)	If the Participant’s sole Designated Beneficiary is the Participant’s Spouse, the remaining Life Expectancy of the Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s Death using the Spouse’s age as of the Spouse’s birthday in that year.

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For Distribution Calendar Years after the year of the Spouse’s Death, the remaining Life Expectancy of the Spouse is calculated using the age of the Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s Death, reduced by 1 for each subsequent calendar year.

(C)	If the Participant’s Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Designated Beneficiary in the year following the year of the Participant’s Death, reduced by 1 for each subsequent year.
(2)	No Designated Beneficiary. If there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s Death, the minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Participant’s Death is the quotient obtained by dividing the Participant’s Account by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of Death, reduced by 1 for each subsequent year.
(c)	Death Prior to Required Beginning Date.
(1)	Timing of Distribution. If the Participant dies prior to his or her Required Beginning Date, the Participant’s Account shall be distributed, or begin to be distributed, no later than as follows:
(A)	Spouse is Sole Beneficiary. If the Participant’s Spouse is the Participant’s sole Designated Beneficiary, distribution to the Spouse shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later. If the Spouse dies after the Participant but before distributions to the Spouse begin, subsections (b)(1)(B) and (b)(1)(C) shall apply as if the surviving Spouse were the Participant.

(B)	Spouse is Not Sole Beneficiary. If the Participant’s Spouse is not the Participant’s sole Designated Beneficiary, distribution to the Designated Beneficiary shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)	No Designated Beneficiary. If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s Death, the Participant’s vested Account balance shall be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s Death.
(2)	Amount of Distributions. If the Participant dies prior to his or her Required Beginning Date, the amount required to be distributed shall be determined as follows:

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(A)	Designated Beneficiary. If there is a Designated Beneficiary, the minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Participant’s Death is the quotient obtained by dividing the remaining Account balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary.

(B)	Election of 5 Year Rule. A Designated Beneficiary may elect no later than September 30 of the calendar year in which distribution would be required to begin under subsection (c)(1) to receive the Participant’s entire Account no later than December 31 of the calendar year containing the 5th anniversary of the Participant’s death.

(C)	No Designated Beneficiary. If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s Death, distribution of the Participant’s entire interest shall be completed by December 31 of the calendar year containing the 5th anniversary of the Participant’s Death.
6.6	Determination of Beneficiary. Each Participant shall have the right to designate a Beneficiary on the forms prescribed for such designation by the Administrator and in accordance with the following rules:
(a)	Spouse as Beneficiary; Consent. In all cases, the Participant’s Beneficiary shall be the Participant’s Spouse, unless the Beneficiary is otherwise determined pursuant to subsection (d), or the Participant elects to name a different Beneficiary and the election is consented to by the Participant’s Spouse. The Spouse’s consent must be in writing, must acknowledge the effect of the election, must be witnessed by a Plan representative or a notary public, and must meet one of the following requirements:
(1)	the consent must name a specific Beneficiary that cannot be changed without the additional consent of the Spouse in a form meeting the requirements of this section;

(2)	the consent must specifically provide that the Participant may change the designation of a Beneficiary without any further consent by the Spouse, and the Spouse must acknowledge in the consent that he or she is giving up the right to limit his or her consent to a specific Beneficiary; or

(3)	the consent must specifically provide that the Participant may change the designation of a Beneficiary, with such change being limited to a change among certain Beneficiaries, without any further consent by the Spouse, and the Spouse must acknowledge in the consent that he or she is giving up the right to limit his or her consent to a specific Beneficiary.
(b)	Exceptions. A Spouse’s consent shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because: (1) the Participant does not have a Spouse, (2) the Spouse cannot be located, (3) the Participant is legally separated from his or her Spouse (or has been abandoned

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within the meaning of applicable state law by his or her Spouse) and the Participant has a court order to that effect, or (4) other circumstances exist under which the Secretary of the Treasury shall excuse the consent requirement. A valid election made by the Participant may be revoked by the Participant in writing without the consent of the Spouse at any time. Any new election must comply with the requirements of this Section 6.6. A consent by a former Spouse shall not be applicable to a new Spouse.

(c)	Presumed Designation of Beneficiary. If there is no Beneficiary designated, no Beneficiary living at the time of a Participant’s Death, or if the Beneficiary disclaims any benefit under the Plan in a written notice submitted to the Administrator, the Administrator shall designate the Spouse as the Beneficiary. If there is no Spouse, or if the Spouse consents in accordance with the requirements of subsection (a), the Administrator shall designate as the Beneficiary, in order of priority, (1) the Participant’s issue, by representation (as defined by applicable state law); (2) the Participant’s surviving parents, in equal shares; and (3) the Participant’s estate or a trustee of a trust named as the beneficiary of the residue of the Participant’s estate. Persons who are legally adopted shall be treated for all purposes as the children of their adoptive parents. The Administrator may rely upon the personal representative or administrator of the Participant’s estate or the trustee of a trust named as the beneficiary of the residue of the Participant’s estate. The Administrator’s determination of the persons who qualify as a Beneficiary under the Plan shall be binding on all interested parties.

(d)	Effect of Dissolution of Marriage. Dissolution of marriage shall terminate the Participant’s Beneficiary designation, or presumed designation, of the Participant’s former Spouse as the Participant’s Beneficiary.
(1)	If, prior to payment of benefits upon the Participant’s Death, documentation of the Participant’s dissolution of marriage, as issued by a court of competent jurisdiction, is received and accepted by the Administrator, the Administrator shall deem the Participant’s former Spouse to have predeceased the Participant, and no heirs or other Beneficiaries of the Participant’s former Spouse shall receive benefits as a Beneficiary, unless such heirs are specifically designated in the Participant’s Beneficiary designation under the Plan.

(2)	Subsection (1) shall not apply if, prior to distribution of the Participant’s vested Account, either of the following occurs:
(A)	The Participant delivers to the Administrator a properly completed Beneficiary designation dated after the date of the dissolution of marriage that designates the Participant’s former Spouse as a Beneficiary.

(B)	The Plan receives a qualified domestic relations order directing that the Participant’s former Spouse be treated as the Participant’s Beneficiary.

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In the event of a dispute with respect to the determination of Beneficiaries as a result of the operation of this subsection (d), the Administrator may solicit a court of competent jurisdiction for a determination of a rightful Beneficiary. If such request is made to a court, the Trustee shall retain within the Plan or transfer to the court the portion of the Participant’s vested Account in dispute until the rendering of a final determination by the court. The decision of the Administrator shall be final and binding on all interested parties, and the Administrator shall be under no duty to investigate further the intent of the Participant with respect to the designation of any Beneficiary.
6.7	Rollover of Plan Distributions. Notwithstanding anything herein to the contrary that would limit a Distributee’s election under this Section 6.7, a Distributee may elect to have all or any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee. The election regarding a direct rollover shall be made at the time and in the manner prescribed by the Administrator. For purposes of this Section 6.7 only:
(a)	Distributee means a Participant, former Participant, a Beneficiary who is the Spouse of a Participant or former Participant, or an “alternate payee” as defined under Code Section 414(p). Effective January 1, 2007, Distributee shall also mean a non-Spouse Beneficiary of a Participant or former Participant.

(b)	Eligible Rollover Distribution means any distribution of all or any portion of the balance to the credit of the Distributee. However, an Eligible Rollover Distribution shall not include: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s Beneficiary; (2) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for a specified period of 10 years or more; (3) any distribution to the extent the distribution is required under Code Section 401(a)(9); (4) any portion of any distribution that is not includible in gross income, as determined without regard to the exclusion for net unrealized appreciation of employer securities; or (5) any amount that is distributed on account of hardship.

(c)	Eligible Retirement Plan means: (1) an individual retirement account described in Code Section 408; (2) an individual retirement annuity described in Code Section 408(b); (3) an annuity plan described in Code Section 403(a); (4) an annuity contract described in Code Section 403(b); (5) a qualified trust described in Code Section 401(a) that accepts rollover contributions; and (6) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan. Effective January 1, 2007, for Distributees who are non-Spouse Beneficiaries, Eligible Retirement Plan shall mean an individual retirement account only.
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the benefits of a Participant hereunder pursuant to a state’s domestic relations law relating to the provision of child support, alimony payments, or marital property rights to a Spouse, former Spouse, child or other dependent of such individual; provided, however, that such order meets the requirements of Code Section 414(p).
(a)	Determination of Qualification. The Administrator shall establish reasonable written procedures to determine the qualified status of a domestic relations order and to administer distributions made pursuant to such order in a manner consistent with the requirements of Code Section 414(p).

(b)	Timing of Distribution. Notwithstanding anything herein to the contrary, the distribution of all or the portion of a Participant’s vested Account that is assigned to an alternate payee under a qualified domestic relations order may commence as soon as administratively practicable and prior to the Participant’s severance from service with the Employer if such payments are made on or after the date on which the Administrator determines that the domestic relations order pertaining to the alternate payee is a qualified domestic relations order; provided, however, that if the amount of the Participant’s vested Account to be distributed to the alternate payee exceeds the Cash-Out Limit, the Administrator shall not, without the prior written consent of the alternate payee, commence the distribution of the amount to be distributed to the alternate payee prior to the Participant’s “earliest retirement age” as that term is defined in Code Section 414(p)(4).
* * * * End of Article 6 * * * *

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ARTICLE 7.
LOANS
7.1	Authorization of Loans. The Administrator shall have the right to direct the Trustee to make a loan to an Eligible Borrower (as defined in Section 7.2) upon receiving a request for such a loan. All loans shall be subject to the approval of the Administrator, and such approval shall be granted or withheld in a uniform and nondiscriminatory manner and in accordance with such rules and regulations not in conflict with the provisions of this Article 7 as the Administrator may adopt.

7.2	Eligible Borrower. For purposes of this Article 7 only, the term Eligible Borrower shall mean any active or former Participant or any Beneficiary under the Plan.

7.3	Loan Policy. The Administrator shall adopt a loan policy pursuant to which an Eligible Borrower may request a loan.
* * * * End of Article 7 * * * *

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ARTICLE 8.
WITHDRAWALS
8.1	Hardship Withdrawals. A Participant who is an active Employee of the Employer at the time the request for a hardship distribution is made, may receive a hardship distribution of Matching Contributions, Profit Sharing Contributions and Elective Deferrals (less earnings attributable to such Elective Deferrals credited to the Participant’s Account after December 31, 1988). A Participant must make a request to the Administrator for a hardship distribution in accordance with the procedures authorized by the Administrator. The Administrator shall grant such a request only to the extent the distribution is made on account of an immediate and heavy financial need of the Participant and the distribution is necessary to satisfy that financial need. If the Administrator denies the request for a hardship distribution, such denial shall be subject to the provisions of Section 11.2.
(a)	Immediate and Heavy Financial Need. A distribution shall be deemed to be necessary to satisfy the immediate and heavy financial need of the Participant only if the distribution is made on account of any one of the following:
(1)	expenses for medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(2)	payment of tuition, related educational fees and room and board expenses, for the next 12 months of post-secondary education for the Participant, the Participant’s Spouse, children, or dependents (as defined in Code Section 152, without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B));

(3)	costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(4)	payments needed to prevent either the eviction of the Participant from his or her principal residence or the foreclosure on the mortgage of the Participant’s principal residence;

(5)	payments for burial or funeral expenses of the Participant’s deceased parent, Spouse, children or dependents (as defined in Code Section 152, without regard to Code Section 152(d)(1)(B));

(6)	expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(7)	such other reasons as deemed by the Regulations to satisfy an immediate and heavy financial need of the Participant under the “safe harbor” standard.
(b)	Satisfaction of Need. Any hardship distribution from the Plan shall be deemed to meet the requirement that the distribution is necessary to satisfy that financial need if:
(1)	the distribution does not exceed the amount of the immediate and heavy financial need of the Participant;

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(2)	the Participant obtains all distributions (other than the hardship distribution) and all nontaxable loans available under all qualified plans of the Employer before receiving a hardship distribution; and

(3)	the Participant’s Elective Deferrals to all qualified plans of the Employer are suspended for 6 months following the date the Participant receives the hardship distribution.
(c)	Designation. The Participant may elect in accordance with reasonable procedures established by the Administrator whether Roth Contributions shall be used to fund the hardship distribution and, if so, the amount of Roth Contributions that will be used. If no such election is made, the Administrator shall fund the hardship distribution pro rata, based on the value of the Participant’s Roth Account compared to the value of all other Accounts.
8.2	Other Withdrawals. A Participant may request any of the following types of withdrawals by filing an election with the Administrator. The Administrator may require that a request for a withdrawal be submitted within a certain period of time prior to a Distribution date so that the withdrawal may be made as soon as administratively possible after such Distribution date. The Administrator shall notify the Trustee of the total dollar amount that may be withdrawn under subsections (a) through (d), as applicable, and the Trustee shall disburse the requested amount, less any required federal income tax withholding, directly to the Participant as soon as administratively practicable following the applicable Distribution date.
(a)	After-Tax Account Withdrawal. An active or terminated Participant may request a partial or total withdrawal of his or her After-Tax Account as of any Distribution Date.

(b)	Rollover Account Withdrawal. An active or terminated Participant may request a partial or total withdrawal of his or her Rollover Account and/or Roth Rollover Account as of any Distribution Date.

(c)	Age 59 1/2 Withdrawal. An active or terminated Participant who is at least age 59 1/2 may request a partial or total withdrawal of his or her vested Account as of any Distribution Date. The Participant may also elect in accordance with reasonable procedures established by the Administrator whether Roth Contributions shall be used to fund the age 59 1/2 withdrawal and, if so, the amount of Roth Contributions that will be used. If no such election is made, the Administrator shall fund the age 59 1/2 withdrawal pro rata, based on the value of the Participant’s Roth Account compared to the value of all other Accounts.

(d)	Withdrawal of Matching and/or Profit Sharing Contributions. Each active Participant may request a partial or total withdrawal of the vested portion of his or her Matching Account and/or Profit Sharing Account prior to the termination of employment as of any November 15 so long as any one of the following conditions are met:

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(1)	the withdrawal is made after the active Participant has been participating in the Plan for 5 or more years; or

(2)	the withdrawal is from Matching Contributions and/or Profit Sharing Contributions that have been in the Trust Fund for at least 2 years.
* * * * End of Article 8 * * * *

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ARTICLE 9.
INVESTMENT ELECTIONS
9.1	Selection of Investment Options. The Administrator shall from time to time establish all such rules and procedures that it determines to be necessary or appropriate for the proper administration of the investment options available to Participants and shall also determine the different investment choices available for investment by Participants. The Administrator is authorized to engage, and rely upon, qualified investment advisors in selecting the investment choices to be made available under the Plan. To the extent the Administrator eliminates any investment options, provides new investment options or otherwise modifies the investment options that are available for investment under the Plan, the Administrator may impose such limitations, including the suspension of Participant directed investments and other benefits, rights and features under the Plan, as it deems necessary or appropriate for the proper administration of the investment options that are available to Participants. None of the Administrator, the Trustee, the Sponsor or the Employer shall be liable for investments made in compliance with a Participant’s directions and they shall be under no duty or obligation to review or evaluate such investment directions by any Participant. Each Participant shall assume all risk connected with any decrease in the value of any funds in which his or her Account is invested. Neither the Administrator nor the Trustee shall be bound to comply with any investment direction delivered to it if, in its sole discretion, such investment might adversely affect the tax qualification of the Plan or might otherwise be in violation of any applicable law.

9.2	Directed Investments.
(a)	Participant Instructions. Subject to Article 10, a Participant shall, by providing appropriate instructions to the Administrator, or its representative, be entitled to direct the Trustee as to the percentage of any future contributions, and any contributions previously allocated to his or her Account, in increments of one percent, to be invested in one or more of the types of investments made available for investment by Participants as determined by the Administrator.

(b)	Trustee Investment Pursuant to Instructions. As soon as administratively practicable, the Trustee shall invest the applicable portions of the contributions that have been made on behalf of Participants, and the earnings and losses thereon, in accordance with all proper investment instructions received from Participants. To the extent that a Participant does not direct the investment of the amounts that are credited to his or her Account, or the applicable portion thereof, his or her Account shall be invested by the Trustee in the default investment option as designated by the Administrator. A Participant’s investment instructions shall remain in effect until such time as is administratively practicable following the Trustee’s receipt of a Participant’s proper request changing or revoking the Participant’s instructions then in effect pursuant to this section.

(c)	Allocation of Investment Gains and Losses. Subject to Article 10, as of each Valuation Date, the allocable portion of the income, expense and all realized and unrealized gains and losses attributable to the portion of each Participant’s Account which has been invested at the Participant’s direction in a particular investment shall be allocated by the Administrator directly for the benefit of the Participant for whom

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such Account was maintained during the Plan Year. Any allocation of any increase or decrease in the net worth of the Participant’s Account shall be adjusted to reflect the effect of distributions, transfers, withdrawals, contributions, and all other transactions relating to such Account since the immediately preceding Valuation Date in accordance with generally accepted valuation methods consistently followed and uniformly applied. Any expense incurred in connection with the Participant’s investment option shall be charged against the Participant’s Account unless otherwise paid by the Employer.
(d)	ERISA Section 404(c). This Plan is intended to satisfy the requirements of ERISA Section 404(c) relating to participant directed investment plans, and each Participant assumes all risk associated with any decrease in value resulting from Participant investment decisions.
9.3	Investment Manager. The power of the Trustee to direct, control or manage the investments of the Trust may be delegated to one or more investment managers appointed by the Administrator or Sponsor. Any such investment manager, if appointed, must acknowledge in writing that he or she is a fiduciary with respect to the Trust and shall then have the power to manage, acquire, or dispose of any asset of the Trust. An investment manager must be a person who is (a) registered as an investment advisor under the Investment Advisors Act of 1940; (b) a bank, as defined in that Act; or (c) an insurance company qualified to perform such services under the laws of more than one state. If an investment manager has been appointed, the Trustee shall neither be liable for acts or omissions of such investment manager nor be under any obligation to invest or otherwise manage any asset of the Trust. The Trustee shall not be liable for any act or omission of the investment manager in carrying out such responsibility except to the extent the Trustee violated its fiduciary obligations with respect to such designation, the establishment or implementation of the procedures for the designation of an investment manager, or continuing the designation.

9.4	Valuation.
(a)	Allocation of Expenses. As of each Valuation Date, the Administrator, with the assistance of the Trustee, shall determine the fair market value of the Trust Fund after first deducting any expenses that have not been paid by the Employer or Participant. Unless paid by the Employer, all reasonable costs and expenses incurred in connection with the general administration of the Plan and Trust shall be chargeable to the Trust Fund. Administrative expenses incurred in connection with the processing of any loan, distribution or withdrawal shall be charged to the Participant’s or Beneficiary’s Account from which the loan or distribution is made.

(b)	Allocation of Earnings and Losses. As of each Valuation Date, the Administrator, with the assistance of the Trustee, shall allocate the net earnings and gains or losses of each Investment Fund, except the Stock Fund, since the preceding Valuation Date to each Participant’s Account in the same proportion that the value of the Participant’s Account invested in such Investment Fund bears to the total value of all Accounts invested in such Investment Fund; and, for this purpose, the Administrator shall adopt uniform rules that conform to generally accepted account practices. The foregoing shall not apply to Participant loans, which shall be accounted for separately

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such that the interest on a Participant’s loan is credited solely to such Participant’s Account.
9.5	Distribution and Withdrawals. In the case of any cash distribution or withdrawal under Article 6 or Article 8, to the extent administratively feasible, such distribution or withdrawal shall be funded by a pro rata liquidation or partial liquidation of the assets in which the Participant’s Account is invested, including the Stock Fund.

9.6	Benefit Statements. The Administrator shall furnish on a quarterly basis or upon a Participant’s written request, a statement to each Participant and Beneficiary of the net earnings or losses credited to or charged against his or her Account, the amount of any annual contributions and forfeitures allocated to such Account, and the total vested and nonvested value of such Account.
* * * * End of Article 9 * * * *

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ARTICLE 10.
STOCK FUND
10.1	Stock Fund. Participants may be permitted to invest a portion of their Account balance in shares of the Sponsor’s stock (the “Stock Fund”). Notwithstanding anything contrary in this Plan, the Stock Fund shall be governed by the provisions of this Article 10.

10.2	Purchase of Shares. Shares of stock (the “Stock”) available for purposes of the Plan shall be purchased from the Sponsor or from such other person or persons by the Trustee at such time or times as the Administrator may in its sole discretion determine. Stock may or may not be available for purchase in any given Plan Year.
(a)	Eligibility. The Administrator, in its sole discretion, may limit the class of Participants who shall be eligible to request the purchase of Stock at the time of any offering thereof, to those who are active Employees of the Employer and are Participants in the Plan.

(b)	Offer to Purchase. The Administrator, in its discretion, may set a limit for the minimum number of shares that a Participant must purchase in any offering. In the event Participants request to purchase Stock in an amount that exceeds the number of shares available to purchase, the shares available will be allocated on a proportionate basis with each Participant receiving the number of shares equal to the number of shares available multiplied by a fraction, the numerator of which is the number of shares such Participant requested, and the denominator of which is the total number of shares requested by all Participants.

(c)	Purchase Price. The purchase price shall be the fair market value of the Stock. In the case of a transaction between the Plan and the Sponsor or another party in interest, the fair market value of the Stock shall be determined as of the date of the transaction. In all other cases, the fair market value of the Stock shall be determined as of the most recent Valuation Date.

(d)	Maximum Investment in Stock Fund. Effective as of July 1, 2007, the maximum investment in the Stock Fund by each Participant shall, at the time of the Participant’s election, in no event exceed 25% of the Participant’s Account balance less the amount in the Participant’s Rollover Account and Roth Rollover Account. Participants who are invested in the Stock Fund in excess of the 25% maximum limit as of July 1, 2007, may continue to hold the amount of Stock in excess of the 25% maximum after July 1, 2007, but shall not be eligible to purchase additional shares of Stock unless and until their investment in the Stock Fund is less than 25%.

(e)	Participant Election. If available, eligible Participants may purchase Stock by electing to transfer assets from other Investment Funds to the Stock Fund; provided, however, that a Participant may not use assets purchased with Rollover Contributions to purchase Stock. The effective date of any Stock purchases and the process and timing for such purchases shall be in accordance with uniform procedures established by the Administrator.

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10.3	Valuation. Promptly after each Valuation Date, the Administrator shall cause a valuation to be made with regard to the Stock Fund as of such date. Stock shall be valued at fair market value, which, for so long as the Stock is not traded on any national or regional stock exchange, shall be determined by the Administrator in consultation with an independent appraiser meeting the requirements of Code Sections 170(a)(1) and 401(a)(28).

10.4	Crediting Stock to Account. As of the end of each calendar quarter, each Participant Account shall be credited with the fair market value of the Stock, adjusted for appreciation or depreciation as determined by an independent financial appraisal firm.

10.5	Dividends. As of the end of each calendar quarter, any cash dividend declared during that calendar quarter shall be invested on the Participant’s behalf in accordance with the Participant’s current investment elections in effect.

10.6	Transfers From Stock Fund. A Participant may transfer Stock from the Stock Fund to one or more other Investment Funds based upon the equivalent fair market value of the Stock determined in accordance with Section 10.3. All transfers of Stock from the Stock Fund to one or more other Investment Funds must be requested in writing and delivered to the Administrator no later than the last day of the month preceding the Distribution date in which such transfer shall be effective.

10.7	Distributions, Withdrawals and Loans. In the event of a request for a distribution, loan or withdrawal, Stock used as the source of the distribution, withdrawal or loan shall be converted to cash on the applicable Distribution date, based on the fair market value of the Stock determined in accordance with Section 10.3. Loan repayments shall not be re-invested in Stock, but shall be invested over the current investment election then in effect.

10.8	Voting.
(a)	Prior to each meeting of stockholders of the Sponsor, each Participant will be given any proxy materials relating to the meeting, together with a form to be delivered to the Trustee, that sets forth the Participant’s instructions as to the manner of voting the Stock then held by the Trustee under the Plan to the extent of the Participant’s proportionate interest therein. The Trustee shall vote the Stock in accordance with such instructions.

(b)	If, within such reasonable period of time prior to a stockholders’ meeting as may be specified by the Trustee, no instructions have been received by the Trustee from a Participant, the Trustee shall vote such shares, in person or by proxy, in accordance with the voting instructions received from a majority of the Participants for which it holds Stock.
10.9	Tender Offers. As soon as practicable after being informed of the commencement of a tender offer or exchange offer (“Offer”) for Stock, the Sponsor shall use reasonable best efforts to cause each Participant, whose Account has credited to it any shares of Stock, to be advised in writing of the terms of the Offer, together with forms by which the Participant may instruct the Trustee, or revoke such instruction, to tender shares credited to his or her Account, to the extent permitted under the terms of any such Offer. The Trustee shall follow the directions of each Participant but the Trustee shall not tender such Stock for which no

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instructions were received. The number of shares of Stock with respect to which a Participant may provide instructions shall be the total number of shares of Stock credited to the Participant’s Account, whether or not such shares are vested, as of the last Valuation Date for which an appraisal has been issued before the month during which the Offer commenced or such other date which may be designated by the Sponsor, in its sole discretion, as it deems appropriate for reasons of administrative convenience. The giving of the instructions to the Trustee to tender shares and the tender thereof shall not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of the Participant’s interest in the Plan. Any securities received by the Trustee as a result of a tender of shares of Stock hereunder shall be held, and any cash so received shall be invested in short-term investments, for the account of each Participant with respect to whom shares of Stock were tendered pending any reinvestment by the Trustee, as it may deem appropriate, consistent with the purposes of the Plan, or in any investment option of the Plan as the Participant may direct under the terms of the Plan.
* * * * End of Article 10 * * * *

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ARTICLE 11.
APPLICATION FOR BENEFITS
11.1	Applying for Benefits. If the value of a Participant’s Account exceeds the Cash-Out Limit, the Participant’s benefit shall not be distributed prior to the Participant’s 62nd birthday without his or her consent. With respect to any such Participant, the Participant’s consent shall be valid only if the Participant is provided with information regarding his or her right to, and the effect of, a distribution (including the taxation of such distribution and its qualification for rollover treatment) within the time period, and under the circumstances, required by applicable Regulations. The Administrator shall establish such additional rules and procedures that it determines to be necessary or appropriate for the proper payment of Plan benefits.

11.2	Denial of Benefits. The following claims procedures are applicable to claims filed under the Plan:
(a)	Filing a Claim. All claims shall be filed in writing by the Participant, Beneficiary or the authorized representative of the Participant or Beneficiary (the “claimant”) and shall be made in accordance with reasonable procedures established by the Administrator. For purposes of this section, a request for an in-service withdrawal shall be considered a claim.

(b)	Review of Claim. The Administrator shall review all materials and shall decide whether to approve or deny the claim. If a claim is denied in whole or in part, the Administrator shall provide written notice of denial to the claimant within a reasonable period of time no later than 90 days after the Administrator receives a claim, unless special circumstances require an extension of time for processing the claim. If an extension is required, the Administrator shall notify the claimant in writing before the end of the 90-day period and indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render a decision on the claim. The extension shall not exceed an additional 90 days. The notice of denial shall be written in a manner calculated to be understood by the claimant and shall include the following:
(1)	the specific reasons for the adverse determination;

(2)	specific references to pertinent Plan provisions on which the adverse determination is based;

(3)	a description of any additional material or information necessary for the claimant to perfect his or her claim and the reason why such material or information is necessary; and

(4)	a description of the Plan’s review procedures and time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse determination on review.

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(c)	Appeal Process. If the claimant wishes a review of the denied claim, the claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits. The claimant may submit to the Administrator in writing any issues, documents, records, comments or other information he or she may have regarding his or her claim for benefits under the Plan. Such request for an appeal must be made by the claimant in writing within 60 days after receipt of notice that his or her claim has been denied by the Administrator.

A document, record or other information shall be considered “relevant” to a claim if such document, record or other information (1) was relied upon in making the benefit determination, (2) was submitted, considered or generated in the course of making the benefit determination, without regard to whether such document, record or other information was relied upon in making the benefit determination, or (3) demonstrates compliance with the administrative processes and safeguards required to ensure and to verify that benefit claim determinations are made in accordance with the Plan and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants.

(d)	Review of Appeal. The Administrator shall make its decision on review solely on the basis of the written record, including documents and written materials submitted by the claimant. The Administrator shall make a decision on the review within a reasonable period of time, not later than 60 days after the Administrator receives the claimant’s written request for review unless special circumstances require additional time for review of the claim. If an extension is required, the Administrator shall notify the claimant in writing before the end of the 60-day period and indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render a decision on the claim. The extension shall not exceed an additional 60 days. The decision on review will be written in a manner calculated to be understood by the claimant. If the claim is denied, the written notice shall include the following:
(1)	the specific reasons for the adverse determination;

(2)	specific references to pertinent Plan provisions on which the adverse determination is based;

(3)	a statement that the claimant shall be entitled, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits (as “relevant” is defined in this section); and

(4)	a statement of the claimant’s right to bring a civil action under ERISA Section 502(a).
(e)	Administrator’s Full Discretion. The Administrator, claims administrator and appeals administrator, as described above, shall have full discretion and power to decide all claims and reviews of denied claims, including determining eligibility, status and the rights of all individuals under the Plan and construing any and all terms

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of the Plan. Following the approval of a claim for benefits, the Administrator shall have the authority to construe and administer the Plan in a manner that is consistent with the payment of benefits in accordance with the approved claim.
(f)	Electronic Notification. Any notification from the Administrator, claims administrator or appeals administrator to the claimant under this section may be made electronically, provided that such notification complies with Department of Labor Regulation Sections 2520.104b-1(c)(1)(i), (iii), and (iv).
11.3	Exhaustion of Remedies; Limitation of Actions. In the event of any dispute over benefits under this Plan, all remedies available to the disputing individual under this Article 11 must be exhausted before legal recourse of any type is sought. No legal action at law or in equity may be filed against the Plan, the Sponsor, any Participating Employer, the Administrator or its delegate relating to any dispute over benefits under this Plan more than one year after the Administrator or its delegate has made a final decision under the claims review process described in this article.
* * * * End of Article 11 * * * *

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ARTICLE 12.
ADMINISTRATION OF THE PLAN
12.1	Administrator. The Administrator shall be the FIBS Benefits Committee and the “named fiduciary,” as that term is defined in ERISA. Any individual serving on the FIBS Benefits Committee shall be deemed to have resigned as a member of the Administrator upon termination of employment or resignation from service with the Employer. The Sponsor shall be entitled to remove the Administrator at any time, with or without cause.

12.2	Powers and Duties. The Administrator shall administer the Plan in accordance with its terms, and shall have all powers necessary to carry out the provisions of the Plan not otherwise reserved to the Sponsor. The powers and duties of the Administrator shall be those defined in the FIBS Benefits Committee Charter, as may be amended from time to time. All other powers and duties not set forth in the Charter shall be deemed to have been reserved by the Sponsor.

12.3	Indemnification. To the extent permitted by ERISA, the Sponsor agrees to indemnify and defend to the fullest extent permitted by law all persons who are, were, or may be employees of the Employer against any liabilities, damages, costs and expenses (including attorney’s fees and amounts paid in settlement of any claim approved by the Employer) occasioned by their occupying or having occupied an administrative position in connection with the Plan, except when due to their willful misconduct or gross negligence.

12.4	Compensation and Expenses. No employee shall be compensated for his or her services performed in connection with the administration of the Plan. However, all reasonable expenses of employees incurred in connection with the administration of the Plan shall be paid from the Trust Fund unless otherwise paid by the Employer. Until otherwise paid, the Trust Fund shall at all times be liable for the payment of all administrative expenses, and the election of the Employer to pay any such expense shall not be construed as creating any such liability on the part of the Employer.
* * * * End of Article 12 * * * *

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ARTICLE 13.
THE TRUST FUND
13.1	Trustee. The Sponsor shall select a Trustee to hold, invest and distribute any assets of the Plan which are held in the Trust Fund in accordance with the terms of the Trust Agreement which shall be executed by the Sponsor or Administrator and the Trustee under such terms and conditions, not in contravention of the provisions of this Plan, as the Sponsor or Administrator and the Trustee may elect. The fiduciary responsibilities of the Trustee shall be as set forth in the Trust Agreement. The Sponsor or the Administrator may change the Trustee and the Trust Agreement at any time, provided that no amendment which affects the duties or responsibilities of the Trustee shall be effective without the consent of the Trustee.

13.2	Trust Fund. The Trust Fund shall be used only to pay benefits as provided in the Plan and such other payments as directed by the Administrator. All reasonable and necessary expenses incurred in the administration of the Plan and Trust Fund shall be paid from the Trust Fund to the extent that such costs and expenses are not paid by the Employer.

13.3	Reversion of Assets. No assets of the Trust Fund shall revert to, or be used or enjoyed by, the Employer or any successor of the Employer, nor shall any such funds or assets be used other than for the benefit of Participants or Beneficiaries, excepting:
(a)	Mistake of Fact. In the event the Administrator determines that the Employer has contributed any amount under Article 4 to the Trustee by mistake of fact, the Administrator shall direct the Trustee in writing to return to the Employer, within one year after the payment of the contribution, the lesser of the amount actually contributed by such mistake of fact or its then current value.

(b)	Deductibility. All contributions hereunder are made on the condition that they are deductible under Code Section 404. If any portion of an Employer contribution under Article 4 for a Plan Year is not deductible, to the extent that the deduction is disallowed, the Administrator shall direct the Trustee to return the lesser of such amount or its then current value to the Employer within one year following the disallowance of the deduction.

(c)	Termination. After satisfaction of all fixed and contingent liabilities or obligations to persons entitled to benefits upon termination of the Plan, any fund or property remaining in the Trust Fund shall revert to the Employer, provided such reversion does not contravene any provision of law.
* * * * End of Article 13 * * * *

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ARTICLE 14.
PLAN FIDUCIARIES
14.1	Fiduciaries. The named fiduciary with respect to the Plan and Trust Fund shall be the Administrator. To the extent the Trustee exercises discretionary authority, responsibility or control with respect to management of the Plan or Plan assets or administration of the Plan, such Trustee shall be a Plan fiduciary. Any Investment Manager appointed as provided in Section 9.3 shall be a Plan fiduciary with respect to the Plan and Trust Fund, but shall not be a named fiduciary. The fiduciaries of the Plan and Trust Fund shall have only those powers, duties, responsibilities and obligations as are specifically provided for by the Plan and Trust Agreement.

14.2	Bonding Requirements. Each of the Plan fiduciaries shall be bonded to the extent required by ERISA. Such bond shall provide protection to the Plan and Trust Fund against loss by reason of direct or indirect acts of fraud or dishonesty on the part of the Plan fiduciaries, their employees, owners or agents.

14.3	Prohibited Transactions. Except as otherwise permitted by applicable law, no fiduciary shall engage in, or cause the Plan to engage in, a prohibited transaction as defined in Code Section 4975 and ERISA Section 406 and the related Regulations.

14.4	Fiduciary Responsibilities.
(a)	Administrator. The Administrator shall have responsibility and authority to control the operation and administration of the Plan as further set forth in Article 12.

(b)	Trustee. The Trustee shall hold the assets of the Trust Fund in trust and shall be responsible for all functions specifically assigned to it by the Plan and Trust Agreement. The Trustee shall have exclusive responsibility for the management and control of that portion, if any, of the Trust Fund which is not made subject to the management and control of an Investment Manager, a Participant or the Administrator. The Trustee shall have no other responsibilities unless otherwise provided in the Trust Agreement. To the extent that the Trust Fund or any portion thereof is subject to the management and control of an Investment Manager, the Participant or the Administrator, the Trustee (1) shall not have exclusive management and control over the Trust Fund; (2) shall not invest or otherwise manage and control that portion of the Trust Fund; and (3) shall take investment action only upon the instructions of such Investment Manager or the Administrator properly given as herein provided. Purchase and sale orders may be placed by such Investment Manager directly with brokers and dealers without the intervention of the Trustee and, in such event, the Trustee’s sole obligation shall be to make payment for purchased securities and deliver those that have been sold when advised of the transaction. The Trustee shall have no liability to any person for any action taken or omitted in accordance with any directions given by such Investment Manager herein, or for the failure of such Investment Manager to give such directions.

(c)	Sponsor. The Sponsor shall be responsible for all functions assigned or reserved to it under the Plan and Trust Agreement. Any authority so assigned or reserved to the Sponsor shall be exercised by resolution of its duly authorized governing body, and

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shall become effective with respect to the Trustee only with its consent and upon written notice to the Trustee. By way of illustration, and not by limitation, the Sponsor shall have authority and responsibility for (1) the designation of named fiduciaries; (2) the appointment, removal and replacement of the Trustee; and (3) the exercise of all fiduciary functions provided in the Plan and Trust Agreement or necessary to the operation of the Plan, except any functions that have been delegated to other fiduciaries or to an Investment Manager. Not as Plan fiduciary, but rather as “settlor” of the Plan, by way of illustration, and not by limitation, the Sponsor shall have authority and responsibility for (1) the design of the Plan; (2) the qualification under applicable law of the Plan and Trust Agreement, and any amendments thereto; and (3) the funding of the Plan with respect to its Employees.
This section is intended to allocate to each fiduciary the individual responsibility for the prudent execution of the functions assigned to it, and no responsibilities shall be shared by two or more fiduciaries unless such sharing is provided by a specific provision of the Plan and Trust Agreement. Whenever one fiduciary is required to follow the directions of another fiduciary, the responsibility of the fiduciary giving the directions shall be deemed its sole responsibility, and the responsibility of the fiduciary receiving those directions shall be to follow them insofar as such instructions are on their face proper under applicable law. A fiduciary may employ one or more persons to render advice concerning responsibility such fiduciary has been allocated under the Plan and Trust Agreement. To the extent that fiduciary responsibilities are allocated to an Investment Manager, such responsibilities are deemed allocated solely to the Investment Manager alone, to be exercised by the Investment Manager alone and not in conjunction with any fiduciary, and the Trustee shall be under no obligation to manage any asset of the Trust Fund that are managed by the Investment Manager.
* * * * End of Article 14 * * * *

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ARTICLE 15.
TOP-HEAVY PROVISIONS
15.1	Top-Heavy Definitions. For purposes of this article, the following terms shall have the following meanings.
(a)	Determination Date means the last day of the preceding Plan Year or, in the case of the first Plan Year, the last day of such Plan Year.

(b)	Key Employee means any Employee or former Employee (including a deceased Employee) who, at any time during the Plan Year that includes the Determination Date, was (1) an officer of the Employer having Section 415 Compensation greater than $130,000 (as may be adjusted under Code Section 416(i)(1)); (2) a 5% owner of the Employer; or (3) a 1% owner of the Employer having Section 415 Compensation from the Employer of more than $150,000 without application of the Code Section 401(a)(17) limitation. The determination of who is a Key Employee shall be made in accordance with Code Section 416(i)(1) and related Regulations.

(c)	Non-Key Employee means any Participant who is an Employee on the last day of the Plan Year and who is not a Key Employee, regardless of the Hours of Service or Plan Compensation earned by such Employee during the Plan Year.

(d)	Permissive Aggregation Group means the Required Aggregation Group combined with any other plan maintained by the Employer, provided that the resulting combination group would continue to satisfy the requirements of Code Sections 401(a)(4) and 410 once such other plan is taken into account. The Administrator shall determine which plan or plans maintained by the Employer shall be taken into account in determining the Permissive Aggregation Group.

(e)	Required Aggregation Group means (1) each plan of the Employer in which a Key Employee is a participant, and (2) each other plan of the Employer that enables any plan described in clause (1) to meet the requirements of Code Section 401(a)(4) or 410.
15.2	Determination of Top-Heavy Status.
(a)	Top-Heavy Percentage. This Plan shall be deemed to be a “Top-Heavy Plan” within the meaning of Code Section 416(g) if, as of the Determination Date, either the aggregate of the Accounts of Key Employees under the Plan exceeds 60% of the aggregate of the Accounts of all Employees under the Plan, or the Plan is part of a Required or Permissive Aggregation Group and the Required or Permissive Aggregation Group is determined to be a Top-Heavy Plan after application of the same test. This Plan shall not be considered a Top-Heavy Plan for any Plan Year in which the Plan is a part of a Required or Permissive Aggregation Group that is not a Top-Heavy Plan.

(b)	Determination Percentage. The top-heavy determination percentage shall be derived by the Administrator as of the Determination Date by dividing (1) the sum of the Accounts of Key Employees under this Plan (plus the aggregate present value of

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cumulative accrued benefits for Key Employees under a defined contribution or defined benefit plan that is part of a Required or Permissive Aggregation Group) by (2) a similar sum determined for all Employees. For purposes of determining the Account of any Employee (or the present value of the cumulative accrued benefit for any Employee in a defined contribution or defined benefit plan), such Accounts or present value shall be increased by the aggregate distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than severance from employment, Death or Disability, this provision shall be applied by substituting “five-year period” for “one-year period.”
(c)	Look-Back Period. If any Employee is a Non-Key Employee for any Plan Year, but was a Key Employee for any prior Plan Year, such Employee’s Accounts (and the present value of the cumulative accrued benefit for any such Employee in a defined contribution or defined benefit plan) shall not be taken into account for purposes of determining whether this Plan is a Top-Heavy Plan. If an Employee has not performed any services for the Employer at any time during the one-year period ending on the Determination Date, such Employee’s Accounts (and the present value of the cumulative accrued benefit for any such Employee in a defined contribution or defined benefit plan) shall not be taken into account for the purposes of determining whether the Plan is a Top-Heavy Plan.
15.3	Change in Vesting Schedule. To the extent the vesting provisions of Section 3.3 are not more generous, if this Plan is deemed a Top-Heavy Plan for a Plan Year, then the vesting schedule under the Plan shall be at least as generous as the following schedule, or if more generous, the vesting schedule set forth in Section 3.3.

Years of Service	Vested Percentage

Less than 2 years	0%
2 years and less than 3 years	20%
3 years and less than 4 years	40%
4 years and less than 5 years	60%
5 years and less than 6 years	80%
6 years or more	100%
15.4	Minimum Contribution.
(a)	Amount of Contribution. For any Plan Year in which the Plan is a Top-Heavy Plan, the Employer shall contribute to the Account of each Non-Key Employee an amount equal to (1) the lesser of 3% of the Non-Key Employee’s Section 415 Compensation or the largest percentage of Section 415 Compensation contributed on behalf of any Key Employee for such Plan Year (determining such largest percentage by taking into account all contributions including the contributions for such Plan Year made by the Employer pursuant to a Participant’s election for such Plan Year to such Key Employee’s Account) minus (2) any Employer contribution for such Plan Year for such Non-Key Employee that may have been made as of the Determination Date (but

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excluding contributions for such Plan Year made by the Employer pursuant to a Participant’s election).
(b)	Coordination with Other Plan. If any Participant in this Plan is also covered by another defined contribution plan or defined benefit plan sponsored by the Employer, then for each year this Plan is a Top-Heavy Plan, the Participant’s receipt of a minimum guaranteed benefit under the other defined contribution plan or the defined benefit plan in accordance with Code Section 416(c)(1) shall satisfy the minimum contribution requirement.
* * * * End of Article 15 * * * *

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ARTICLE 16.
AMENDMENT, TERMINATION AND MERGER
16.1	Plan Amendment.
(a)	Sponsor and Administrator Power to Amend. The Sponsor shall have the right to amend this Plan at any time and from time to time. The Sponsor also grants the Administrator, on behalf of the Sponsor, the right to amend the Plan at any time and from time to time if such amendment is necessary to retain the Plan’s qualified status under Code Section 401(a) or to comply with ERISA or if, in the judgment of the Administrator, such amendment will not result in any material increase in the benefits provided under or the cost of maintaining the Plan. Any such amendment may be made retroactively effective to the extent permitted by applicable law.

(b)	Limitation to Scope of Amendments. Except to the extent required to qualify this Plan and the Trust Agreement under Code Sections 401(a) and 501, or as a condition of continued qualification, no amendment shall be made which would have any of the following effects:
(1)	deprive any Participant or Beneficiary of the right to receive any benefits attributable to service before the amendment to which such individual may be entitled; or

(2)	permit any part of the Trust Fund to revert to the Employer or permit any part of the Trust Fund, other than such part as may be required to pay taxes or administration expenses, to be used for or diverted for any purpose other than the exclusive benefit of Participants or their Beneficiaries.
16.2	Vesting Amendments. In the event the Sponsor shall adopt an amendment changing the vesting schedule described in Section 3.3, or any other amendment that directly or indirectly affects the computation of a Participant’s vested Account, any Participant who has completed at least three Years of Service may elect to have his or her vested Account determined in accordance with the vesting schedule in effect immediately prior to the effective date of the amendment. Any such election must be in writing and be filed with the Administrator by the latest of (a) 60 days after the amendment is adopted, (b) 60 days after the amendment becomes effective, or (c) 60 days after written notice of the amendment is issued to the Participant by the Administrator. The Participant must have completed the required three Years of Service by the latest date on which an election may be filed hereunder. Notwithstanding the foregoing, effective for amendments adopted after August 9, 2006 and with respect to benefits accrued as of the later of the adoption or effective date of such amendment, the vested percentage of each Participant shall be the greater of the vested percentage under the old vesting schedule or the vested percentage under the new vesting schedule.

16.3	Plan Termination.
(a)	Sponsor Rights. Although the Sponsor expects to continue the Plan and the contributions to the Trust Fund indefinitely, the Sponsor may terminate the Plan and all further contributions to the Trust Fund for any reason at any time.

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(b)	Participating Employers. Although each Participating Employer expects to continue participating in the Plan and making contributions to the Trust Fund indefinitely, a Participating Employer may withdraw from the Plan and discontinue further contributions to the Trust Fund in accordance with Article 17. The liability of a Participating Employer to contribute to the Trust Fund shall automatically terminate upon its being legally dissolved. Any such withdrawal from the Plan by a Participating Employer shall not affect the continuation of the Plan by any other Participating Employer.

(c)	Partial Termination. In the event of the partial termination of the Plan, the rights of each Participant affected by such termination to the amounts credited to his or her Account as of the date of such termination shall be vested. Such amounts shall be distributed in accordance with the provisions of this Plan.

(d)	Trust Fund. Upon the termination of the Plan or the complete discontinuance of contributions to the Trust Fund, the Administrator shall notify the Trustee of such event in writing. The Trust Fund shall continue until all funds are distributed in accordance with the terms of the Plan. All provisions of the Plan and Trust Agreement shall remain in force, other than the provisions relating to Employer contributions, until all funds are distributed from the Trust Fund in accordance with Article 6. Each affected Participant shall be fully vested in his or her Account as of the date of such termination or discontinuance.

(e)	Allocation of Forfeiture Account. Any funds held in the Plan’s forfeiture account at the time of the termination of the Plan or discontinuance of contributions shall be applied as set forth in Section 3.7 to the extent such allocation does not exceed the limits of Article 5.

(f)	Trustee Fees. The Trustee’s fees and expenses of administering the Trust Fund and other expenses incident to the termination of the Trust Fund and distribution of Plan assets shall be paid from the Trust Fund unless otherwise paid by the Employer. Until otherwise paid, the Trust Fund shall at all times remain solely liable for the payment of all fees and expenses incurred with regard to implementing the termination.
16.4	Plan Merger.
(a)	Transfer of Assets. This Plan shall not be merged into, or consolidated with, nor shall any assets or liabilities be transferred to, any pension or retirement plan under circumstances resulting in a transfer of assets or liabilities from this Plan to any other plan unless immediately after any such merger, consolidation or transfer, each Participant would (if the Plan then terminated) receive a benefit after the merger, consolidation or transfer equal to or greater than the benefit he or she would have been entitled to receive immediately before such merger, consolidation or transfer (if the Plan had then terminated). Subject to the foregoing and the applicable requirements of Code Section 411(d)(6), the Administrator may, in its discretion, direct the Trustee to (1) transfer all or a specified portion of the Trust Fund to any other trust forming part of another qualified plan or (2) accept a transfer to the Trust Fund of all or a specified portion of the assets of a trust forming part of another

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qualified plan. Any transfer of assets to another trust shall be in complete satisfaction of all liabilities relating to the amounts so transferred.
(b)	Distributions. Subject to an election by the Administrator to transfer the Accounts of any affected Participant to another trust forming part of a qualified plan as provided in subsection (a), the Administrator may, in its discretion, permit in a uniform and nondiscriminatory manner the Accounts of affected Participants to be distributed, as provided in Article 6, in connection with a corporate transaction that results in the Participant’s severance from employment as permitted in accordance with Code Section 401(k).
* * * * End of Article 16 * * * *

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ARTICLE 17.
PARTICIPATING EMPLOYERS
7.1	Adoption by Participating Employers. Notwithstanding anything herein to the contrary, any Employer that adopts this Plan shall participate in the Plan by entering into a participation agreement with the Sponsor and shall be a “Participating Employer” effective as of the date of the applicable participation agreement. Subject to such Participating Employer’s right to withdraw from the Plan, the Participating Employer has no power or obligation to amend or consent to any amendment made by the Sponsor, and agrees to be bound by all the provisions, conditions, and limitations of the Plan, as amended from time to time, as fully as if the Participating Employer was an original party to the Plan.

7.2	Participating Employer Required to Use Same Trust Agreements. Each Participating Employer shall agree to utilize the Trustee designated from time to time by the Sponsor under the Trust and shall be subject to the terms and conditions of the Trust Agreement.

7.3	Designation of Agent. Each Participating Employer shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer, by entering into a participation agreement with the Sponsor, irrevocably designates the Sponsor as its agent.

7.4	Employee Transfers. In the event of a transfer of an Employee between Participating Employers, the transferred Employee shall retain his or her accumulated service and eligibility. No such transfer shall effect a severance from employment hereunder, and the Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Employer from whom the Employee was transferred.

7.5	Participating Employer’s Contribution. All contributions made by a Participating Employer, as provided for in this Plan, may be determined separately by each Participating Employer, and shall be allocated only among the Participants eligible to share in those contributions. On the basis of the information furnished by the Administrator, the Trustee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer.

7.6	Amendment. By entering into a participation agreement with the Sponsor, each Participating Employer grants to the Sponsor the right to amend the Plan at any time without the consent of such Participating Employer.

7.7	Discontinuance of Participation. A Participating Employer, by action of its governing body, may withdraw from the Plan upon at least 60 days’ prior notice, in writing, to the Administrator (the effective date of such withdrawal being the “withdrawal date”), and shall cease to be a Participating Employer for all purposes of the Plan as of the withdrawal date. The Administrator may remove a Participating Employer from the Plan upon at least 60 days’ prior written notice to the Participating Employer (the effective date of such withdrawal being the “removal date”), and such Participating Employer shall cease to participate in the Plan as of the removal date. A Participating Employer shall be deemed to automatically

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withdraw from the Plan in the event of its complete discontinuance of contributions, or, unless the Sponsor otherwise directs, it ceases to be a member of the Sponsor’s Controlled Group. Upon the withdrawal or removal of a Participating Employer, the Administrator shall determine whether a partial termination has occurred with respect to the Participating Employer’s affected Employees. In the event that the Administrator determines a partial termination has occurred, the actions specified in Section 16.3 shall be taken as of the withdrawal or removal date, as applicable, but with respect only to Participants who are employed by such Participating Employer, and who, upon such withdrawal or removal, are neither transferred to nor continued in employment with any other Participating Employer.
17.8	Administrator’s Authority. The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Plan.
* * * * End of Article 17 * * * *

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ARTICLE 18.
GENERAL PROVISIONS
18.1	Interpretation.
(a)	Consistency. If any provision of this Plan or the Trust Agreement may be susceptible to more than one interpretation, the interpretation that shall always be given to such provision shall be consistent with this Plan and the Trust Agreement being an employees’ plan and trust agreement within the meaning of Code Sections 401(a) and 501, or as replaced by any sections of like intent and purpose.

(b)	Severability. In case any provisions of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan, and this Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

(c)	Number and Gender. Unless the context otherwise requires, words denoting the singular number may, and where necessary shall, be construed as denoting the plural number, and pronouns in the masculine gender include the feminine gender and pronouns in the neuter gender include the masculine and feminine gender.

(d)	Descriptive Headings. The headings of the Plan are inserted for convenience of reference only and shall have no bearing upon the meaning of the provisions hereof.
18.2	Exclusive Benefit of Participants. Employer contributions under the Plan shall be irrevocably made for the exclusive benefit of the Participants and their Beneficiaries and no part of said contributions or earnings thereon shall in any event revert to the Employer, except as otherwise provided herein.

18.3	Liability for Representations. The Employer, the Administrator and the Trustee shall be discharged from any liability in acting upon any representations by any individual of any fact affecting his or her status under this Plan or upon any notice, request, consent, letter, telegram, or other document believed by them, or any of them, to be genuine, and to have been signed or sent by the proper person.

18.4	Governing Law. The Plan shall be construed, regulated and administered under the laws of the State of Montana, except that if any such laws are superseded by any applicable federal law or statute, such federal law or statute shall apply.

18.5	Assignment and Alienation. The Trust Fund is established for the purpose of providing for the support of the Participants upon their Retirement and for the support of their families. Except in the case of any (a) federal tax lien, (b) qualified domestic relations order under Section 6.8, (c) breach of a Participant’s Fiduciary obligations to the Plan, or (d) any other event described in Code Section 401(a)(13) and related Regulations, no right or interest of any individual in any part of the Trust Fund shall be transferable or assignable or be subject to alienation, anticipation, or encumbrance, and no such right or interest shall be subject to garnishment, attachment, execution, or levy of any kind.

18.6	Participant Rights. The sole rights of a Participant under this Plan shall be to have this Plan administered according to its provisions, to receive whatever benefits he or she may be

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entitled to hereunder, and, subject to any Spousal Death benefit requirements, to name the Beneficiary to receive any Death benefits to which such person may be entitled.
18.7	Effect on Employment Status. The adoption and maintenance of this Plan shall not be construed as creating any contract of employment between the Employer and any Employee. This Plan shall not affect the right of the Employer to deal with its Employees in all respects, including their hiring, discharge, compensation, and conditions of employment. No individual shall be discharged, fired, suspended, expelled, disciplined, or discriminated against for exercising any right under this Plan or for giving information or testimony in any inquiry or proceeding relating to the Plan’s administration.

18.8	Missing Participants and Beneficiaries. An individual for whom benefits are being held by the Trustee shall keep the Administrator notified of his or her current mailing address. The Administrator, the Trustee and the Employer shall be discharged from any liability resulting from the failure to pay benefits as they become due if the Administrator has notified the individual at his or her last address of record. If benefits are to be paid to an individual who cannot be located, the Administrator may take either or none of the following actions, at its discretion:
(a)	Forfeiture. The individual’s Account shall be forfeited and applied as set forth in Section 3.7. If the individual is later located, the vested portion of the Account will be reinstated and distributed in accordance with the terms of the Plan.

(b)	Distribution to Established Account. The Administrator may direct the Trustee to distribute the Account by establishing an individually-designated account for the lost Participant (for example, a savings account or individual retirement account), by purchasing an annuity for the individual, by transferring the account on behalf of such individual to an ongoing plan of the Employer, or by any other method deemed proper by the Administrator.
18.9	Incapacity of Participant or Beneficiary. If any Participant or Beneficiary entitled to receive a distribution under this Plan is, as determined by the Administrator in a uniform and nondiscriminatory manner, unable to apply such distributions to his or her own best interest, whether because of illness, accident or other incapacity (mental, physical or legal), the Administrator may, in its discretion, direct the Trustee to make distributions in one or more of the following ways:
(a)	directly to the Participant or Beneficiary;

(b)	to the duly appointed legal guardian or conservator of the Participant or Beneficiary;

(c)	to the Spouse of the Participant or Beneficiary;

(d)	to a custodian under any applicable Uniform Gifts to Minors Act or Uniform Transfers to Minors Act;

(e)	to an adult relative or friend of the Participant or Beneficiary, or to one residing with the Participant or Beneficiary, pursuant to appropriate legal appointment (including durable power of attorney) for the benefit of the Participant or Beneficiary.

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Any such payment shall be a distribution for the account of such Participant or Beneficiary and shall, to the extent thereof, be a complete discharge of any liability under the Plan to such Participant or Beneficiary. The Administrator’s reliance on the written instrument of agency governing a relationship between the Participant or Beneficiary entitled to distribution and the person to whom the Administrator directs distribution shall be fully protected as though the Administrator made such distribution directly to the Participant or Beneficiary as a competent person. In the absence of actual knowledge to the contrary, the Administrator may assume that the instrument of agency was validly executed, that the Participant or Beneficiary was competent at the time of execution and that at the time of reliance, the agency has not been amended or terminated. The decision of the Administrator shall be final and binding on all interested parties, and the Administrator shall be under no duty to see to the proper application of the funds.

18.10	Waiver; Disclaimer. A Beneficiary shall be permitted to waive or disclaim his or her benefits under this Plan.
* * * * End of Article 18 * * * *

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     The Sponsor has caused the Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc. to be executed in the name of and on behalf of the Sponsor on this 31st day of December, 2008, effective as of January 1, 2008.

First Interstate BancSystem, Inc.
Sponsor

By:	/s/ RAMONA DOLL

Title:	HR Director

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